Exhibit 7.8

PRIVILEGED AND CONFIDENTIAL

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2022 and effective as of November 3, 2022, by and among LATAM Airlines Group S.A., a company organized under the laws of Chile (the “Company”) and the Holders. Each of the Company and the Holders may be referred to in this Agreement as a “Party” and, collectively, as the “Parties.” This Agreement amends and restates in its entirety that certain Registration Rights Agreement of the Company, dated as of November 3, 2022 (the “Original Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein have the meanings assigned such terms in Section 12 of this Agreement. The term “Holder” and “Party” shall also include any Joining Party to whom rights and obligations hereunder are assigned in compliance with Section 13(e).

A. The Company and certain of its direct and indirect subsidiaries filed chapter 11 cases under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as it may be amended from time to time).

B. In connection with the Plan, on January 12, 2022, the Company and certain of its subsidiaries entered into (i) that certain backstop commitment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Backstop Creditors Backstop Agreement”) with the backstop parties listed in Schedule 1 hereto under the heading “Creditor Backstop Parties” (together with their affiliates listed under such heading, the “Creditor Backstop Parties”), pursuant to which the Company, subject to the terms and conditions therein, agreed to (x) on the Closing Date (a) deliver to the Creditor Backstop Parties New Convertible Notes Class A and New Convertible Notes Class C, and upon exercise of the conversion option (in accordance with its terms) by the relevant holders under such New Convertible Notes Class A and New Convertible Notes Class C, the Company has agreed to deliver new Ordinary Shares and (b) deliver to the Creditor Backstop Parties new Ordinary Shares pursuant to the Plan and the Backstop Creditors Backstop Agreement, and (y) certain resale registration terms and conditions to be negotiated in good faith between the Company and the Creditor Backstop Parties, and in consultation with the Shareholder Backstop Parties; and (ii) that certain backstop commitment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Backstop Shareholders Backstop Agreement”, and together with the Backstop Creditors Backstop Agreement, the “Backstop Commitment Agreements”) with the backstop parties listed in Schedule 1 hereto under the heading “Shareholder Backstop Parties” (together with their affiliates listed under such heading, the “Shareholder Backstop Parties” and together with the Creditor Backstop Parties, the “Backstop Parties”), pursuant to which the Company, subject to the terms and conditions therein, agreed to, on the Closing Date (as defined in the Backstop Shareholders Backstop Agreement), deliver to the Shareholder Backstop Parties certain new Ordinary Shares and New Convertible Notes Class B, in each case, that are properly subscribed and purchased by the Shareholder Backstop Parties pursuant to the Plan and the Backstop Shareholders Backstop Agreement, and upon exercise of the conversion option (in accordance with its terms) by the Shareholder Backstop Parties under such New Convertible Notes Class B, the Company has agreed to deliver new Ordinary Shares.

C. As provided in the Backstop Creditors Backstop Agreement, on the Effective Date, the Parties entered into the Original Registration Rights Agreement in order to grant to the Holders certain registration rights relating to the Registrable Securities.

D. The undersigned Parties wish hereby to amend and restate the terms of the Original Registration Rights Agreement in the form of this Agreement in accordance with the terms of Section 13(d) of the Original Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:

1.	Registration.

(a)	Shelf Registration.

(i)

Filing and Effectiveness of Shelf Registration Statement. On August 12, 2022, the Company filed with the SEC a Registration Statement on Form F-1 covering the resale of all Registrable Securities beneficially owned from time to time by the Holders on a delayed or continuous basis (as amended by Amendment No. 1 thereto filed with the SEC on October 26, 2022, the “Form F-1 Shelf”). As soon as reasonably practicable after the Company becomes eligible to use Form F-3, the Company shall use commercially reasonable efforts to convert the Form F-1 Shelf to a Registration Statement on Form F-3 (or other appropriate short form registration statement then permitted by the SEC’s rules and regulations) (the “Form F-3 Shelf” and together with the Form F-1 Shelf, the “Shelf Registration Statement”) covering the resale of all applicable Registrable Securities beneficially owned from time to time by the Holders from time to time (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI).

(ii)

Subject to the terms of this Agreement, including any applicable Blackout Period, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act at such time as is requested by the Necessary Backstop Parties or as promptly as practicable thereafter, provided that, (x) to the extent necessary or desirable, the Company shall amend or refile the Shelf Registration Statement so as to become effective at such time, (y) the Company shall not file or seek the effectiveness of any other registration statement (other than the Shelf Registration Statement) under the Securities Act for the offer and sale of Ordinary Shares or ADS in the public securities markets prior to the effectiveness of the Shelf Registration Statement, and (z) the Company shall, at any time prior to the effectiveness of the Shelf Registration Statement, suspend and halt its efforts to have the Shelf Registration Statement declared effective upon the request of the Necessary Backstop Parties, until such time as the Necessary Backstop Parties shall request that the Company resume its efforts to have the Shelf Registration Statement declared effective. From and after the effectiveness of the Shelf Registration Statement, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act (and, if the Shelf Registration Statement ceases to be effective for any reason, as promptly as practicable, use commercially reasonable efforts to take all actions, including to make all required filings with the SEC, so as to resume the effectiveness of the Shelf Registration Statement) until the date that all Registrable Securities covered by such Registration Statement are no longer Registrable Securities, including, to the extent a Form F-1 Shelf is converted to a Form F-3 Shelf and the Company thereafter becomes ineligible to use Form F-3, by using commercially reasonable efforts to file a Form F-1 Shelf or other appropriate form specified by the SEC’s rules and regulations as promptly as reasonably practicable after the date of such ineligibility and using its commercially reasonable efforts to have such Shelf Registration Statement declared effective as promptly as reasonably practicable after the filing thereof (the period during which the Company is required to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this Section 1(a)(ii), the “Shelf Period”).

(iii)

The Company shall, within one (1) Business Day after the effectiveness of a Shelf Registration Statement, notify the Holders named in the Shelf Registration Statement via e-mail to the addresses set forth on Schedule I hereof of the effectiveness of the Shelf Registration Statement. The Company shall file a final Prospectus in respect of such Shelf Registration Statement with the SEC to the extent required by Rule 424 under the Securities Act. The “Plan of Distribution” section of such Shelf Registration Statement shall include and permit all methods of distribution permitted by applicable law, including underwritten offerings, at-the market transactions, brokerage transactions (including on an exchange or over-the-counter), private transactions, Bought Deals (as defined below), block trades, through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions, including the means of distribution described in the form set forth in Exhibit C hereto (which may be amended from time to time to the extent necessary to permit additional lawful means of distribution); provided that (x) all distributions must be preceded by a Distribution Request, and (y) such distribution shall not include ordinary way sales on an exchange or in the over-the-counter market or in private transactions that are not block trades occurring prior to the six (6) month anniversary of the Effective Date, and after the six (6) month anniversary of the Effective Date such sales may only be made pursuant to the Shelf Registration Statement by Holders that are unable to sell without limitation as to volume or manner of sale under Rule 144; and provided further that no prospectus or prospectus supplement issued pursuant to the Shelf Registration Statement shall contain any plan of distribution that conflicts with the preceding clauses (x) and (y). For the avoidance of doubt, the limitations on underwritten offerings shall be as provided below in Section 1(a)(vi), and otherwise there shall be no limits (other than for cooling-off periods as provided in Section 1(a)(ix), or Blackout Periods as provided in Section 1(e)). Each of the foregoing methods of distribution (other than underwritten offerings) is referred to in this Agreement as an “Alternative Transaction.” The term “Distribution Request” means in the case of an Underwritten Offering, an Underwritten Offering Request, and, in the case of an Alternative Transaction, notice of such Alternative Transaction delivered to the Company not later than one (1) Business Day prior to the initiation thereof.

(iv)

Holder Information. Each Holder seeking to include any of its Registrable Securities in any Registration Statement pursuant to this Agreement must deliver (which, for the avoidance of doubt, may be by email) to the Company a fully completed notice and questionnaire in substantially the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws (which such request shall be made at least ten (10) Business Days prior to the date of effectiveness of a Registration Statement) in accordance with Section 13(n). In order to be named as a selling securityholder in the Shelf Registration Statement at the time it is first made available for use, a Holder must furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing no later than the fifth (5th) Business Day prior to the targeted date of effectiveness of the Shelf Registration Statement; provided that any Holder providing a completed Questionnaire within that time period may provide updated information regarding such Holder’s beneficial ownership and the number of Registrable Securities requested to be included up to the second (2nd) Business Day prior to the effective date of the Shelf Registration Statement. Each Holder as to which any Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

(v)

Supplements. From and after the effective date of the Shelf Registration Statement, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its commercially reasonable efforts to file as promptly as reasonably practicable, but in any event on or prior to the tenth (10th) Business Day after receipt of such information (or, if a Blackout Period is then in effect or initiated within ten (10) Business Days following the date of receipt of such information, the tenth (10th) Business Day following the end of such Blackout Period) either (i) if then permitted by the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof), a supplement to the Prospectus contained in the Shelf Registration Statement naming such Holder as a selling shareholder and containing such other information as necessary to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities, or (ii) if it is not then permitted under the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof) to name such Holder as a selling shareholder in a supplement to the Prospectus, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as necessary for such Holder to be named as a selling shareholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities (subject, in the case of either clause (i) or clause (ii), to the Company’s right to delay filing or suspend the use of the Shelf Registration Statement as described in Section 1(e) hereof). If the Company is not a WKSI or is not otherwise eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than one (1) post-effective amendment or additional Shelf Registration Statements in any fiscal quarter for all Holders pursuant to this Section 1(a)(v); provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $15 million of the Ordinary Shares (based on the closing price of the Ordinary Shares on the Business Day prior to the filing of such post-effective amendment or additional Shelf Registration Statement, to the extent the Ordinary Shares are then listed on the Trading Market, or as determined in good faith by the Company to the extent the Ordinary Shares are not then listed on the Trading Market (the “Filing Value”)). If the Company is a WKSI or is otherwise eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than two (2) prospectus supplements for all Holders pursuant to this Section 1(a)(v) in any fiscal quarter; provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $15 million of the Ordinary Shares (based on the Filing Value).

(vi)

Underwritten Offerings. At any time during the Shelf Period (subject to any Blackout Period), any one or more Backstop Parties who, together with their Affiliates, beneficially own in the aggregate at least five percent (5%) of the Ordinary Shares issued and outstanding on the Effective Date (such Backstop Parties, the “Threshold Backstop Parties”) may request to sell all or any portion of the Registrable Securities beneficially owned by such Threshold Backstop Parties in an underwritten Public Offering (including a “bought deal” or “overnight transaction,” (each, a “Bought Deal”) that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Offering”); provided, that (x) the first Underwritten Offering pursuant to the Shelf Registration Statement (the “Re-IPO”) may only be initiated by the Necessary Backstop Parties, and (y) the Company shall not be obligated to effect: (A) more than four (4) Underwritten Offerings pursuant to this Section 1(a)(vi) in any consecutive 12-month period; or (B) any Underwritten Offering pursuant to this Section 1(a)(vi) if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Offering, in the good faith judgment of the managing underwriter(s) therefor, is less than (A) in the case of the Re-IPO, $200 million, and (B) in the case of any subsequent Underwritten Offering, $100 million, as of the date the Company receives an Underwritten Offering Request, provided further, that the Shareholder Backstop Parties shall not initiate any Underwritten Offerings pursuant to this Section 1(a)(vi) until the expiration of the four year period referenced in the Section entitled “Conversion Mechanics and Conversion Ratio” of the New Convertible Notes Class B Term Sheet attached to the Restructuring Support Agreement (the “Class B Restriction Period”) and thereafter may initiate one (1) in any consecutive 12-month period, and provided further, that (A) a Bought Deal shall not constitute an Underwritten Offering for purposes of the limitation set forth in the preceding clauses (x) and (y), and (B) a block trade or other Alternative Transaction shall not constitute an Underwritten Offering.

(vii)

Notice of Underwritten Offering. All requests for Underwritten Offerings pursuant to Section 1(a)(vi) shall be made by giving written notice to the Company (each, an “Underwritten Offering Request”, and the Holder(s) initiating such request, the “Requesting Holders”). Each Underwritten Offering Request shall specify the approximate number of Ordinary Shares to be sold in the Underwritten Offering and the expected aggregate proceeds of such Underwritten Offering. Subject to Section 1(e) below, after receipt of any Underwritten Offering Request, the Company shall give written notice (the “Underwritten Offering Notice”) of such requested Underwritten Offering (which notice shall state the material terms of such proposed Underwritten Offering, to the extent known) to all other Holders that have Registrable Securities registered for sale under the Shelf Registration Statement (“Shelf Registrable Securities”). Such Underwritten Offering Notice shall be given at least three (3) Business Days prior to the expected date of commencement of marketing efforts for such Underwritten Offering. Subject to Section 1(c)(ii), the Company shall include in such Underwritten Offering all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion therein as promptly as practicable after the giving of the Underwritten Offering Notice.

(viii)

Priority of Registrable Securities. If the managing underwriters for an Underwritten Offering pursuant to Section 1(a)(vi) advise the Company and the holders of Shelf Registrable Securities proposed to be included in such Underwritten Offering that in their reasonable view the number of Shelf Registrable Securities proposed to be included in such Underwritten Offering exceeds the number of Shelf Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Holders (the “Maximum Offering Size”), then the Company shall promptly give written notice to all holders of Shelf Registrable Securities proposed to be included in such Underwritten Offering of such Maximum Offering Size, and shall include in such Underwritten Offering the number of Shelf Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (x) in the case of a Re-IPO, (A) first, the Shelf Registrable

Securities requested to be included in such Underwritten Offering by all Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder (provided, that each such Holder shall have executed a Lock-Up Agreement, if requested by the managing underwriters), and (B) second, any securities proposed to be offered by the Company or third party holders, and (y) in the case of any subsequent Underwritten Offerings, (A) first, the Shelf Registrable Securities requested to be included in such Underwritten Offering by the Requesting Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder, (B) second, the Shelf Registrable Securities requested to be included in such Underwritten Offering by all other Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder, and (C) third, any securities proposed to be offered by the Company or third party holders.

(ix)

Restrictions on Timing of Underwritten Offerings Pursuant to Section 1(a)(vi). The Company shall not be obligated to effect an Underwritten Offering pursuant to Section 1(a)(vi) within sixty (60) days after the initiation of a previous Underwritten Offering pursuant to Section 1(a)(vi), provided that for an Underwritten Offering pursuant to Section 1(a)(vi) that is a Bought Deal, the Company shall not be obligated to effect an Underwritten Offering pursuant to Section 1(a)(vi) within thirty (30) days after the initiation of a previous Underwritten Offering pursuant to Section 1(a)(vi).

(x)

Selection of Bankers and Counsel. The Requesting Holders shall have the right to: (A) select the investment banker(s) and manager(s) to administer an Underwritten Offering pursuant to Section 1(a)(vi) (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Underwritten Offering, and, subject to Section 2(z), (B) determine the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities included in such Underwritten Offering.

(xi)

Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 1(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered at any time on or prior to the Business Day prior to the effective date of the relevant Registration Statement or the execution of the underwriting agreement entered into in connection therewith, as applicable. For the avoidance of doubt, if there is any withdrawal of Registrable Securities pursuant to this Section 1(a)(xi) that reduces the amount of Shelf Registrable Securities proposed to be included in an Underwritten Offering to an amount below the thresholds required for an Underwritten Offering pursuant to Section 1(a)(iv), then such Underwritten Offering does not apply against the limitations on the number of Underwritten Offerings set forth in Section 1(a)(vi).

(b)	Demand Registration.

(i)

If the Shelf Registration Statement is not declared effective or, following its effectiveness, ceases to be effective or is otherwise unavailable for any reason (other than as a result of a Blackout Period), upon written notice to the Company (a “Demand Request”) delivered by the Threshold Backstop Parties, requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities beneficially owned by such Holder(s), the Company shall give a notice of the receipt of such Demand Request (a “Demand Notice”) to all other Holders of Registrable Securities (which notice shall state the material terms of such proposed Demand Registration, to the extent known). Such Demand Notice shall be given not more than ten (10) Business Days and not less than five (5) Business Days, in each case prior to the expected date of the public filing of the registration statement (the “Demand Registration Statement”) for such Demand Registration. Subject to the provisions of Section 1(b)(iii) below, the Company shall file the Demand Registration Statement and use its commercially reasonable efforts to effect, as soon as reasonably practicable, the registration under the Securities Act and under the applicable state securities laws and include in such Demand Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the later of (x) the Company delivering the Demand Notice to Holders of Registrable Securities and (y) five (5) Business Days prior to the actual public filing of the Demand Registration Statement. Nothing in this Section 1(b) shall relieve the Company of its obligations under Section 1(a) above. For the avoidance of doubt, the “Plan of Distribution” section of the requested Demand Registration Statement shall comply with the provisions specified for the Shelf Registration Statement pursuant to Section 1(a)(iii). Anything to the contrary in this Section 1(b)(i) notwithstanding, however, unless a Re-IPO has earlier occurred or at the time there are no Necessary Backstop Parties without giving effect to clause (iii) of the definition thereof, a Demand Request may only be delivered by the Necessary Backstop Parties, in which case the applicable Demand Registration, if consummated, shall be deemed a “Demand Re-IPO”, and such Demand Request shall comply with the provisions therefor set forth in Section 1(a)(vi).

(ii)

Demand Registration Using Form F-3. The Company shall effect any requested Demand Registration using a Registration Statement on Form F-3 whenever the Company is a Seasoned Issuer or a WKSI, and shall use an Automatic Shelf Registration Statement if it is a WKSI.

(iii)

Limitations on Demand Registrations. The Company shall not be obligated to effect (x) more than four (4) Underwritten Demands (together with any Underwritten Offerings pursuant to Section 1(a)(vi)) in any consecutive 12-month period; or (y) any Underwritten Demand if the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Demand, in the good faith judgment of the managing underwriter(s) therefor, is less than $100 million as of the date the Company receives a Demand Request, provided, that the Shareholder Backstop Parties shall not initiate any Underwritten Demands until the expiration of the Class B Restriction Period and thereafter may initiate one (1) in any consecutive 12-month period; and provided further that a Bought Deal or block trade or other Alternative Transaction shall not constitute an Underwritten Demand for purposes of the limitation set forth in the preceding clauses (x) and (y). The Company shall not be obligated to effect a Demand Registration within sixty (60) days after the consummation of a previous sale of all or any portion of its Registrable Securities in an Underwritten Offering or Demand Registration. For the avoidance of doubt, if an Underwritten Offering or an Underwritten Demand is commenced but not consummated due to a suspension of sales by the Company pursuant to a Blackout Period, the restriction in the foregoing sentence shall not apply.

(iv)

Effectiveness of Demand Registration Statement. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the SEC as promptly as practicable after filing and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”). A Demand Registration shall not be deemed to have occurred (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Demand Registration Statement is subject to any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of a Demand Registration conducted as an underwritten Public Offering (an “Underwritten Demand”), if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than solely by reason of some act or omission by a Holder, or (E) if the number of Registrable Securities included on the applicable Registration Statement is reduced in accordance with Section 1(b)(v) such that less than seventy five percent (75%) of the Registrable Securities of the Holders of Registrable Securities who sought to be included in such registration are so included in such Registration Statement.

(v)

Priority of Registration. Notwithstanding any other provision of this Section 1(b), if (A) a Demand Registration is an Underwritten Demand and (B) the managing underwriters advise the Company that in their reasonable judgment, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such Public Offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, then the Company shall so advise the Holders with Registrable Securities proposed to be included in such Underwritten Demand, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (x) in the case of a Demand Re-IPO, (A) first, the Registrable Securities requested to be included in such Underwritten Demand by all Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder (provided, that each such Holder shall have executed a Lock-Up Agreement, if requested by the managing underwriters), and (B) second, any securities proposed to be offering by the Company, and (y) in the case of any subsequent Underwritten Demand, (A) first, in connection with an Underwritten Demand, the Registrable Securities requested to be included in such Underwritten Demand by those Holders initially delivering such Demand Request, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holders; (B) second, in connection with an Underwritten Demand, the Registrable Securities requested to be included in such Underwritten Demand by all Holders of such Registrable Securities not described in the foregoing clause (A), allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holders, and (C) third, any securities proposed to be offered by the Company.

(vi)

Underwritten Demand. The determination of whether any Public Offering of Registrable Securities pursuant to a Demand Registration will be an Underwritten Demand shall be made in the sole discretion of the Holders making the Demand Request for such Demand Registration and, subject to Section 2(z), such Holders shall (A) have the right to determine the plan of distribution, the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and other financial terms and (B) select the investment banker(s) and manager(s) to administer the offering, including the lead managing underwriter(s) (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Demand Registration.

(vii)

Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 1(b) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Company and the underwriters (if any) delivered at any time on or prior to the Business Day prior to the effective date of the relevant Demand Registration Statement. For the avoidance of doubt, if there is any withdrawal of Registrable Securities pursuant to this Section 1(b)(vii) that reduces the amount of Registrable Securities proposed to be included in a Demand Registration to an amount below the thresholds required for a Demand Registration pursuant to Section 1(b)(iii), then such Demand Registration does not apply against the limitations on the number of Demand Registration set forth in Section 1(b)(iii).

(c)	Piggyback Registration.

(i)

Registration Statement on behalf of the Company. If at any time the Company proposes to (A) file a Registration Statement for the purpose of conducting an underwritten Public Offering or (B) conduct an underwritten Public Offering constituting a “takedown” (including a Bought Deal) of Ordinary Shares (a “Piggyback Takedown”) under a shelf registration statement (other than a Shelf Registration Statement pursuant to Section 1(a) or a Demand Registration pursuant to Section 1(b)) filed by the Company (as the case may be, a “Piggyback Offering”), and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to conduct such underwritten Public Offering. The Piggyback Notice shall be given, (i) in the case of a Piggyback Offering that is a Piggyback Takedown, not earlier than ten (10) Business Days and not less than five (5) Business Days, in each case under this clause (i), prior to the expected date of commencement of marketing efforts for such Piggyback Takedown; or (ii) in the case of any other Piggyback Registration, not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include in such Piggyback Offering the number of Registrable Securities of the same class and series as those proposed to be, as applicable, registered and/or offered pursuant to a Piggyback Takedown, as they may request, subject to Section 1(c)(ii) (a “Piggyback Registration”). Subject to Section 1(c)(ii), the Company shall include in each such Piggyback Offering such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) for inclusion therein from Piggyback Eligible Holders within (x) in the case of a Bought Deal, two (2) Business Days, (y) in the case of any other Piggyback Takedown, three (3) Business Days; or (z) otherwise, five (5) Business Days, in each case after the date of the Company’s notice; provided that the Company may not commence marketing efforts for such Public Offering until such periods have elapsed and the inclusion of all such securities so requested, subject to Section 1(c)(ii). If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Offering thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Offerings or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to, as applicable, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, or otherwise take all steps necessary, including by effecting a takedown under the Shelf Registration Statement, to include such Registrable Securities in the Piggyback Offering, to the extent required to permit the disposition of the Registrable Securities so requested to be registered. There is no limitation on the number of Piggyback Registrations pursuant to this paragraph that the Company is required to effect.

(ii)

Priority of Registration. If the managing underwriters of such Piggyback Offering made on behalf of the Company advise the Company and the Piggyback Eligible Holders in writing that, in their reasonable view the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and if applicable Other Registrable Securities) exceeds the Maximum Offering Size (which for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Holders with Registrable Securities proposed to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, (x) if the Piggyback Registration is with respect to a primary offering of the Company’s Capital Stock initiated by the Company, such securities that the Company proposes to sell up to the Maximum Offering Size, or (y) if the Piggyback Registration is an offering at the demand of the holders of Other Registrable Securities, the securities that such holders propose to sell and thereafter any securities proposed to be offered by the Company, in each case up to the Maximum Offering Size, (B) second, the Registrable Securities requested to be included in such Piggyback Registration by each Piggyback Eligible Holder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata on the basis of the amount of Ordinary Shares or other Capital Stock constituting Registrable Securities requested in aggregate to be included therein and (C) third, the Other Registrable Securities (if any) requested to be included in such Piggyback Registration by any holder of Other Registrable Securities with rights to participate in such offering, allocated, if necessary, in accordance with the registration rights agreement governing the Other Registrable Securities. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 1(c)(iv) on the same terms and conditions as apply to the Company.

(iii)

Withdrawal from Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1(c), whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Shelf Registration Statement, without prejudice, however, to the right of the Holder immediately to request that such registration be effected as a registration under Section 1(b) to the extent permitted thereunder and subject to the terms set forth therein. Any Holder that has elected to include Registrable Securities in a Piggyback Offering may elect to withdraw such Holder’s Registrable Securities by written notice to the Company and the underwriters (if any) delivered at any time on or prior to the Business Day prior to the effective date of the relevant Registration Statement or the execution of the underwriting agreement entered into in connection therewith, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 1(c)(iii).

(iv)

Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 1(c) involves an underwritten Public Offering initiated by the Company, the Company shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker(s) and manager(s) to administer the Public Offering, including the lead managing underwriter(s) (each of which shall be reputable nationally recognized investment banks) (or, if such Piggyback Registration involves an underwritten Public Offering initiated by a third party, the determination of the plan of distribution and selection of investment bankers for such offering shall be in accordance with the applicable registration rights agreement between such third party and the Company). Holders of a Majority of Included Registrable Securities included in such underwritten Public Offering shall have the right to select one (1) firm of legal counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Piggyback Registration.

(v)

Effect of Piggyback Registration. No registration effected under this Section 1(c) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 1(a) or Section 1(b) hereof and no registration effected pursuant to this Section 1(c) shall be deemed to have been effected pursuant to Section 1(a) or Section 1(b) hereof.

(d)

Notice Requirements. Any Demand Request, Piggyback Request or Underwritten Offering Request shall (i) specify the maximum number or class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e)

Blackout Period. Notwithstanding any other provision of this Section 1, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Demand Registration or Shelf Registration, including in connection with the Re-IPO or Demand Re-IPO, as applicable, (whether prior to or after receipt by the Company of an Underwritten Offering Request or Demand Request) if the Company’s Board of Directors determines in its reasonable good faith judgment (with the advice of competent counsel expert in such matters) (i) that any such registration or offering would require the disclosure, under applicable securities laws and/or other laws, of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would be materially adverse to the Company; provided that the exception in clause (i) shall continue to apply only during the time in which such material nonpublic information has not been disclosed and remains material; or (ii) that the offer or sale of Registrable Securities would, or would reasonably be expected to, materially impede, delay or interfere with any significant financing, significant acquisition, corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals pending thereto); provided that, the period of any delay or suspension under exceptions (i) and/or (ii) shall not exceed a period of forty-five (45) days each, extendable by the Company’s Board of Directors up to a total of ninety (90) days, and any such delays or extensions shall not in aggregate exceed (x) two (2) in number or ninety (90) days, in each case in any consecutive twelve (12) month period (any such period, a “Blackout Period”, and any event triggering any such delay or suspension, a “Blackout Event”); provided, however, that in such event, the majority of requesting Holders will be entitled to withdraw any request for a Demand Registration or an Underwritten Offering and, if such request is withdrawn, such Demand Registration or Underwritten Offering will not count as a Demand Registration or an Underwritten Offering and the Company will pay all Registration Expenses in connection with such registration, regardless of whether such registration is effected. The Company shall promptly give written notice to the Holders of Registrable Securities registered under or pursuant to any Shelf Registration Statement or any Demand Registration with respect to its declaration of a Blackout Period and of the expiration of the relevant Blackout Period (a “Blackout Notice”). If the filing of any Demand Registration is suspended or an Underwritten Offering is delayed pursuant to this Section 1(e), once the Blackout Period ends, the Threshold Backstop Parties may request a new Demand Registration or a new Underwritten Offering (and such request shall not be counted as an additional Underwritten Offering or Demand Registration for purposes of either Section 1(a)(vi) or Section 1(b)(i)). The Company shall not include any material non-public information in the Blackout Notice and/or otherwise provide such information to a Holder unless specifically requested by a Holder in writing. A Holder shall not effect any sales of the Registrable Securities pursuant to a Registration Statement at any time after it has received a Blackout Notice and prior to receipt of an End of Blackout Notice. Holders may recommence effecting sales of the Registrable Securities pursuant to a Registration Statement following further written notice from the Company to such effect (an “End of Blackout Notice”), which End of Blackout Notice shall be given by the Company to the Holders with Registrable Securities included on any suspended Registration Statement and counsel to the Holders, if any, promptly (but in no event later than two (2) Business Days) following the conclusion of any Blackout Event. Notwithstanding any provision herein to the contrary, if the Company gives a Blackout Notice with respect to any Registration Statement pursuant to this Section 1(e), the Company agrees that it shall (i) extend the period which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Blackout Notice to and including the date of receipt by the Holders of the End of Blackout Notice; and (ii) promptly provide copies of any supplemented or amended prospectus necessary to resume sales, if requested by any Holder; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Registration Statement.

(f)

Required Information. The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration), and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request or who does not consent to the inclusion in a Registration Statement or Prospectus related to such registration or sale of such information related to such Holder that is required by the rules and regulations of the SEC. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(g)

Other Registration Rights Agreements. The Company represents and warrants to each Holder that, as of the date of this Agreement, it has not entered into any agreement with respect to any of its securities granting any registration rights to any Person with respect to the Registrable Securities, other than as contemplated by the Plan. The Company will not enter into on or after the date of this Agreement, unless this Agreement is modified or waived as provided in Section 13(c) and/or Section 13(d), any agreement (x) that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect, or (y) the terms of which (i) are more favorable taken as a whole than the registration rights granted hereunder, or (ii) do not provide that in the event of a Piggyback Offering, Registrable Securities proposed to be offered by Holders pursuant to a Piggyback Request shall have priority over securities proposed to be offered by any other Person exercising piggyback rights.

2.

Registration Procedures. If and whenever registration of Registrable Securities is required pursuant to this Agreement, subject to the express terms and conditions set forth in this Agreement, the procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, including in each case the offering of Registrable Securities on a delayed or continuous basis pursuant to a Shelf Registration Statement (and including in connection with a Piggyback Offering), are as follows:

(a)

The Company shall (i) prepare and file a Registration Statement or a prospectus supplement, as applicable, with the SEC (within the time periods specified herein, which Registration Statement (A) shall, unless otherwise specified herein, be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the SEC to be filed therewith, and (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided hereunder. The Company will (I) at least five (5) Business Days (or such shorter period as shall be reasonably practicable or necessary under the circumstances, including in order to timely complete an Underwritten Offering or Alternative Transaction) prior to the anticipated filing of any Shelf Registration Statement, Demand Registration Statement or any related Prospectus or any amendment or supplement thereto, or before using any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), furnish to any Holder named as a selling shareholder (or selling shareholders) therein, the Backstop Party Counsel, and the managing underwriter or underwriters (selected as provided herein) of an underwritten Public Offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed (subject in each case to such foregoing Persons entering into a customary confidentiality agreement with respect thereto if requested by the Company), (II) use its commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as any of the foregoing Persons reasonably shall propose and (III) not include in any Registration Statement or any related Prospectus or any amendment or supplement thereto information regarding a participating Holder to which a participating Holder reasonably objects; provided, however, the Company shall not be required to provide copies of any amendment or supplement filed solely to incorporate in any Form F-1 (or other form not providing for incorporation by reference) any filing by the Company under the Exchange Act or any amendment or supplement filed for the purpose of adding additional selling shareholders thereunder.

(b)

The Company shall (A) provide the Backstop Party Counsel copies of all substantive correspondence from the SEC received in connection with a Registration Statement as promptly as reasonably practicable following receipt, (B) respond to written comments received from the SEC upon a review of a Registration Statement in a timely manner, (C) prepare in good faith and promptly file any response letter to the SEC and any amendment necessary to respond to such written comments and (D) prior to such filing, furnish to the Backstop Party Counsel (and, upon request and subject to customary confidentiality provisions, the Backstop Parties) a draft of such letter and amendment at least two (2) Business Days prior to such filing, which letter and amendment shall be subject to the reasonable review and comment of such counsel, and the Company shall consider all reasonable comments of the Backstop Party Counsel received at least one (1) Business Day prior to such filing in good faith. Subject to Section 2(dd) below, the Company shall not be obligated to, and will not, share with Holders draft exhibits to any filings, and will omit from the draft filings shared with such Holders, disclosure regarding arrangements subject to confidentiality provisions, including any contracts between the Company and Delta Air Lines, Inc. or its Affiliates that has not been previously publicly disclosed (the “Confidential Arrangements”), prior to receiving written consent from the relevant counterparty for such disclosure to

Holders, and the Company agrees to use commercially reasonable efforts to apply for and obtain confidential treatment from the SEC in respect of such exhibits, it being understood that (1) a filing or furnishing of such arrangements or contracts with the SEC shall be permitted by this provision, at such times and in such manner as deemed reasonably necessary by the Company in good faith in connection with the registration process for such Registration Statement pursuant to this Agreement, and (2) neither the application for confidential treatment or the process of obtaining written consent from the relevant counterparty shall extend, waive or delay the filing date or any obligation of the Company under this Agreement to obtain effectiveness of any Registration Statement hereunder.

(c)

The Company will as promptly as reasonably practicable (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution, to the extent such intended method of distribution is consistent with Exhibit C hereto, or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided herein, in accordance with the intended method of distribution.

(d)

The Company will make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any Public Offering covered thereby) within the deadlines specified by the Securities Act.

(e)

The Company will notify each Holder of Registrable Securities named as a selling shareholder in any Registration Statement and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, (i) as promptly as reasonably practicable when any Registration Statement or post-effective amendment thereto has been declared effective; (ii) of the issuance or threatened issuance by the SEC or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) of the discovery that, or upon the happening of any event the result of which, such Registration Statement or prospectus or issuer free writing prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement in any material respect or omits any material fact necessary to make the statements in the Registration Statement or the prospectus or issuer free writing prospectus relating thereto (in the case of a prospectus or issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, or when any issuer free writing prospectus includes information that may conflict with the information contained in the Registration Statement or prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, correct such misstatement or omission or effect such compliance.

(f)

Upon the occurrence of any event contemplated by Section 2(e)(iv), as promptly as reasonably practicable, the Company will (x) prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable issuer free writing prospectus, (y) furnish, if requested, a reasonable number of copies of such supplement or amendment to the selling Holders, their counsel and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, and (z) file such supplement, amendment and any other required document with the SEC so that, as thereafter delivered to the purchasers of any Registrable Securities, such Registration Statement, such prospectus or issuer free writing prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, and such issuer free writing prospectus shall not include information that conflicts with information contained in the Registration Statement or prospectus, in each case such that each selling Holder can resume disposition of such Registrable Securities covered by such

Registration Statement or prospectus. Following receipt of notice of any event contemplated by clauses 2(e)(ii)-(iv), a Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement and shall not resume sales until such time as it has received written notice from the Company to such effect. The Company shall provide any supplemented or amended prospectus necessary to resume sales, if requested in writing by any Holder.

(g)

The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any prospectus filed pursuant to this Agreement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable, or if any such order or suspension is made effective during any Blackout Period, as promptly as practicable after the Blackout Period is over.

(h)

The Company shall promptly furnish to the Holders such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement and such other documents as the Holders may request in writing;

(i)

The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, without charge, as many copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any issuer free writing prospectus)), all exhibits and other documents filed therewith and such other documents as such selling Holder or underwriter may reasonably request in writing in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter, and upon request, a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other governmental authority relating to such offer. Subject to Section 1(e) hereof, the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(j)

The Company will (i) register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request in writing; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(k)

The Company will cooperate with the Holders and the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book-entry statements shall be free of all restrictive legends, indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders or the underwriter or managing underwriter of an underwritten Public Offering, as applicable, may reasonably request in writing and instruct any transfer agent and registrar of Registrable Securities, if any, to do the same. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon the sale by any Holder or the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement and to release any stop transfer orders in respect thereof. At the written request of any Holder or the managing underwriter, if any, the Company will promptly deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow the Registrable Securities to be sold from time to time free of all restrictive legends.

(l)

The right of any Holder to include such Holder’s Registrable Securities in an underwritten offering shall be conditioned upon (x) such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (y) such Holder entering into customary agreements, including an underwriting agreement in customary form, and offering to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that (I) any such Holder shall not be required to make any representations or warranties to the Company or the underwriters (other than (A) representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer, (3) such matters pertaining to compliance by such Holder with securities laws as may be reasonably requested by the Company or the underwriters, (4) the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and (5) any other representations required to be made by the Holder under applicable law, and (B) such other representations, warranties and other provisions relating to such Holder’s participation in such Public Offering as may be reasonably requested by the underwriters and mutually agreed on by the underwriters and such Holder) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 6(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 6(b) hereof and (II) and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (z) such Holder completing and executing all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements or by the Company in connection with such underwritten Public Offering.

(m)

The Company agrees with each Holder that, in connection with any underwritten Public Offering (including an Underwritten Offering), the Company shall: (i) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a Majority of Included Registrable Securities being sold, or the underwriters, reasonably request in writing in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto). The Company and its management shall not be required to participate in any marketing effort that lasts longer than five (5) Business Days for any single underwritten Public Offering.

(n)

The Company will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten Public Offering of Registrable Securities (i) a signed counterpart of one or more comfort letters from independent public accountants of the Company in customary form and covering such matters of the type customarily covered by comfort letters and (ii) an opinion or opinions (including a negative assurance letter) from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities in an underwritten Public Offering, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(o)

The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) no later than the effective date of the applicable Registration Statement, provide a CUSIP and ISIN number for all Registrable Securities (including, for the avoidance of doubt, for ADS). In addition, (i) Plan Securities shall be issued and held through Depósito Central de Valores S.A., Depósito de Valores and DCV Registros S.A., as applicable, and (ii) such CUSIP and ISIN numbers shall distinguish the different securities issued under the Plan with respect to which different treatment is required under the Registration and Listing Terms or otherwise under the Plan.

(p)

The Company shall negotiate in good faith such customary agreements and use its commercially reasonable efforts to take such other actions as the Holders reasonably request in order to expedite or facilitate the disposition of Registrable Securities.

(q)

The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(r)

The Company will, upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative appointed by the Holders of a Majority of Included Registrable Securities, counsel selected by such Holders in accordance with this agreement, any underwriter participating in any disposition pursuant to such registration, as applicable, and any other attorney or accountant retained by such underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement (including in connection with an Underwritten Offering), as applicable, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Holders, sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, as applicable (any information provided under this Section 2(r), “Due Diligence Information”), subject in each case to the foregoing persons entering into customary confidentiality and non-use agreements with respect to any confidential information of the Company; provided that, subject to Section 2(dd) below, the Confidential Arrangements shall not constitute Due Diligence Information. The Company shall not provide any Due Diligence Information to a Holder unless such Holder explicitly requests such Due Diligence Information in writing.

(s)

The Company will comply with all applicable rules and regulations of the SEC, the Trading Market, FINRA and any state securities authority, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(t)

The Company will ensure that any issuer free writing prospectus utilized in connection with any prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, and is retained in accordance with the Securities Act to the extent required thereby.

(u)

Following the ADS Listing, the Company will use commercially reasonable efforts to cause the Registrable Securities of the same class, to the extent any further action is required, to be similarly listed and to maintain such listing until such time as the securities cease to constitute Registrable Securities.

(v)

The Company shall hold in confidence and not use or make any disclosure of information concerning a Holder provided to the Company without such Holder’s consent, unless the Company reasonably determines (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement known to the Company. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means or otherwise determining that any such disclosure is required under the foregoing clauses (i) through (iii), to the extent permitted by applicable law, give prompt written notice to such Holder and cooperate with such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(w)

The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.

(x)

The Company shall cooperate with the transfer of Registrable Securities in accordance with applicable law and contractual restrictions, including with respect to de-legending and the provision of customary legal opinions and other customary assistance.

(y)

The Company shall cooperate with respect to the Holders’ disposition of Registrable Securities in U.S. and Chilean markets, which may include any method of disposition permitted by applicable Law (including underwritten offerings; Bought Deals; and Alternative Transactions), including by conducting roadshows in connection with any underwritten offering, conducting marketing days in connection with any Bought Deals or Alternative Transactions, entering into customary agreements with counterparties and cooperation with respect to due diligence, the provision of customary certificates, opinions and comfort letters.

(z)

In the case of an Underwritten Demand or Underwritten Offering requested by the Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders of a Majority of Included Registrable Securities to be included in such underwritten Public Offering.

(aa)

Notwithstanding anything to the contrary in this Agreement, any Holder may make a written election (an “Opt-Out Election”) to no longer receive from the Company any Demand Notice, Underwritten Offering Notice or Piggyback Notice (each, a “Covered Notice”), and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Holder from the date of receipt of such Opt-Out Election and such Holder shall have no right to participate in any Registration Statement or Public Offering as to which such Covered Notices pertain. An Opt-Out Election shall remain in effect until it has been revoked in writing and received by the Company. A Holder who previously has given the Company an Opt-Out Election may revoke such election at any time in writing, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Elections.

(bb)

Each Holder shall promptly notify the Company of the happening of any event actually known to such Holder as a result of which any information set forth in a Registration Statement furnished by such Holder contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.

(cc)

Without limiting the provisions of Section 2(y), to the extent reasonably required to complete an Alternative Transaction covered by a Registration Statement, the Company shall, with respect to such Alternative Transaction, (A) use commercially reasonable efforts to cooperate with the Holders and other relevant parties to such Alternative Transaction to effectuate such Alternative Transaction as promptly as practicable and (B) without limiting the generality of the foregoing clause (A), comply with the procedures and requirements contained in this Section 2 that are applicable to an “underwritten Public Offering,” “Underwritten Demand” or “Underwritten Offering,” as if such Alternative Transaction were an “underwritten Public Offering,” Underwritten Demand” or “Underwritten Offering”, to the extent customary for such Alternative Transaction, with references to “underwriters” being read to include the counterparties to such Alternative Transaction (whether or not they would be deemed underwriters for purposes of the securities laws).

(dd)

If there are Confidential Arrangements, the Company will promptly take such action with respect to such Confidential Arrangements as may be reasonably requested by any person that may be deemed to be an underwriter under Section 11(a) of the Securities Act in order to establish that such person has conducted a reasonable investigation under Section 11(b)(3) of the Securities Act, for purposes of establishing a defense to liability under Section 11 of the Securities Act. Such action may include providing professional representatives of such person access to such Confidential Arrangements, provided that such professional representatives agree to maintain such Confidential Arrangements in confidence, not to disclose such Confidential Arrangements to any Holder or any other person and not to use such Confidential Arrangements for any purpose other than for establishing the reasonable investigation defense under Section 11(b)(3) of the Securities Act.

3.

Registration Expenses. Except as otherwise contained herein, the Company shall bear all reasonable Registration Expenses incident to the Parties’ performance of or compliance with this Agreement or otherwise in connection with any Demand Registration, Shelf Registration, Underwritten Offering Request or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a registration statement. In addition, notwithstanding anything to the contrary herein, but without duplication of the immediately preceding sentence, the Company shall pay the reasonable and documented fees and disbursements of one counsel (along with one local counsel, to the extent reasonably necessary, for any applicable jurisdiction) representing all Holders participating in the Demand Registration, Shelf Registration, Underwritten Offering Request or Piggyback Registration, as the case may be, selected by the participating Backstop Parties.

“Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the SEC or FINRA, (B) incurred in connection with the listing of the Registrable Securities (in the form of ADSs or, if a proposal pursuant to Section 9(f) is legally possible and accepted in writing by the Company, in the form of Ordinary Shares) on an Acceptable Securities Exchange, and (C) in compliance with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement)); (ii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto (including expenses of printing certificates for the Registrable Securities and printing prospectuses); (iii) analyst or investor presentation or road show expenses of the Company; (iv) messenger, telephone and delivery expenses; (v) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) all fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel)) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies; (x) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Holder shall pay any Selling Expenses applicable to the offer, sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Offering, or pursuant to any Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, and in any other fees and expenses not constituting Registration Expenses in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement, Piggyback Offering or Shelf Registration Statement.

“Selling Expenses” shall mean, collectively, any selling commissions, discounts or brokerage fees relating to the sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement, a Demand Registration Statement or a Piggyback Registration.

4.	Lock-Up.

(a)

Holder Lock-Up. In connection with any underwritten Public Offering, if requested by the managing underwriters of such Public Offering, each Holder participating in such Public Offering, that, together with its Affiliates, beneficially owns more than one percent (1%) of the then-outstanding Ordinary Shares and ADS (on an Ordinary Share-equivalent basis), and, if requested by the managing underwriters of such Public Offering, each other Holder that together with its Affiliates beneficially owns more than one percent (1%) of the then-outstanding Ordinary Shares and ADS (on an Ordinary Share-equivalent basis) (“Non-Participating Holders”) shall enter into a customary lock-up agreement with the managing underwriters of such Public Offering to not make any sale or other disposition of any of the Company’s Capital Stock owned by such Holder (a “Lock-Up Agreement”); provided that (i) all executive officers and directors of the Company are bound by and have entered into substantially similar Lock-Up Agreements on no more favorable terms; (ii) such Lock-Up Agreements shall provide for customary exceptions, including that such Lock-Up Agreements shall not restrict the ability of such Non-Participating Holders to pledge Ordinary Shares and ADS as collateral pursuant to any financing arrangements, including margin loans, but excluding financings where the principal purpose is to dispose of the Ordinary Shares or ADS; (iii) in order to participate in the Re-IPO or Demand Re-IPO, as applicable, a Holder must sign a Lock-Up Agreement if requested, even if such Holder beneficially owns less than one percent (1%) of the outstanding Ordinary Shares and ADS (on an Ordinary Share-equivalent basis); (iv) nothing herein shall prevent any Holder from making a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 4; and (v) the foregoing provisions shall only be applicable to the Holders if all shareholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis. The Company may impose stop-transfer instructions with respect to the shares of Capital Stock subject to the restrictions set forth in this Section 4(a) until the end of the applicable period of the Lock-Up Agreement. The provisions of this Section 4(a) shall cease to apply to such Holder once such Holder no longer beneficially owns any Registrable Securities.

(b)

Lock-Up Agreements. Except as otherwise set forth herein, including in Section 4(a) the Lock-Up Agreement shall provide that, unless the underwriters managing such underwritten Public Offering otherwise agree in writing, and provided that the Company and all executive officers and directors of the Company are bound by and have entered into substantially similar Lock-Up Agreements, on no more favorable terms, such Holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Equity Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Equity Securities, whether such transaction is to be settled by delivery of such Equity Securities, in cash or otherwise, in each case commencing on the date requested by the managing underwriters (which shall be no earlier than seven (7) days prior to the anticipated “pricing” date for such Public Offering) and continuing to the date that is reasonably requested by the managing underwriters and is not later than ninety (90) days (30 days in the case of a Bought Deal) following the date of the final prospectus for such Public Offering (or such shorter period as may be acceptable to the managing underwriters) (a “Holdback Period”).

(c)

Company Lock-Up. In connection with any underwritten Public Offering, and upon the reasonable request of the managing underwriters, the Company shall: (i) agree to customary lock-up provisions applicable to the Company in an underwriting agreement as reasonably requested by the managing underwriters during any Holdback Period; and (ii) cause each of its executive officers and directors to enter into Lock-Up Agreements, in each case, in customary form and substance, and with exceptions that are customary, for an underwritten Public Offering of such type and size, provided, that the lock-up provisions applicable to the Company shall not be on any more favorable terms than the lock-up provisions applicable to Holders pursuant to their Lock-Up Agreements.

5.	Holders’ Obligations.

(a)

Each Holder covenants and agrees that, in the event the Company informs such Holder in writing that it does not satisfy the conditions specified in Rule 172 under the Securities Act and, as a result thereof, such Holder is required to deliver a prospectus in connection with any disposition of Registrable Securities, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Shelf Registration Statement.

(b)

Each Holder shall provide written notice to the Company as soon as practicable, and in any case within five (5) Business Days, once it ceases to own any Registrable Securities because of one or more transfers or other dispositions pursuant to clause (i) or (ii) of the definition of Registrable Securities. The Company shall not disclose any information regarding the Holders’ holdings of Registrable Securities communicated to the Company in accordance with this Section 5(b) to any other Persons, other than its counsel.

(c)

Each Holder agrees that it will not prepare or have prepared on its behalf or used or refer to, any issuer free writing prospectus without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters.

6.	Indemnification.

(a)

The Company agrees to indemnify, defend and hold harmless each Holder, its partners, shareholders, equity holders, managers, members, investment managers, investment advisors, and Affiliates, and each of their respective officers and directors and each Person who controls such Holder (within the meaning of Section 15 the Securities Act or Section 20 of the Exchange Act) and any agent, employee, attorney or representative thereof (collectively, “Holder Indemnified Persons”), and any underwriter or any Person that would be deemed to be an underwriter under Section 11 of the Securities Act in connection with an Alternative Transaction that facilitates the sale of the Registrable Securities and any Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter or other such Person (collectively, “Underwriter Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and investigation and reasonable attorneys’, accountants’ and experts’ fees, whether or not the Indemnified Person is a party to any proceeding), and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act, applicable Chilean Securities laws, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement (collectively, “Losses”), insofar as such Losses (or actions in respect thereof) incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement under which any Registrable Securities were registered, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state or common law rule or regulation, or applicable Chilean Securities laws, relating to action or inaction in connection with any Company-provided information in such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such proceeding; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that such claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto, or road shows, summary or final prospectuses, or any documents incorporated by reference into such, or any omission or alleged omission of a material fact in reliance upon and in conformity with the Selling Shareholder Information furnished to the Company by or on behalf of such Holder expressly for use therein.

(b)

In connection with any Registration Statement filed by the Company pursuant to Section 1 hereof in which a Holder has registered for sale its Registrable Securities, each such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, partners, managers, members, investment managers, employees, agents and representatives and each Person who controls the Company (within the meaning of Section 15 the Securities Act and Section 20 of the Exchange Act) (such persons together with Holder Indemnified Persons and the Underwriter Indemnified Persons, collectively “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against Losses, insofar as such Losses, arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto, or road shows, summary or final prospectuses, or any documents incorporated by reference into such or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with any Selling Shareholder Information provided by such Holder or a representative of such Holder; provided that (i) each Holder shall be liable for only up to the amount of net proceeds actually received by such Holder (after deducting Selling Expenses) as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation; provided further that (ii) no Holder shall be liable to any such Indemnified Person in any such case to the extent that such claim is related to (A) Selling Shareholder Information after such Selling Shareholder provided an update to such Selling Shareholder Information to the Company (1) up to one (1) Business Day prior to the date on which the Company requested that the Registration Statement be declared effective by the SEC and the Company did not revise the Registration Statement with such updated Selling Shareholder Information through filing a pre-effective amendment with the SEC or otherwise correcting such information in the Registration Statement before it was declared effective, or (2) after the Registration Statement became effective and the Company did not use commercially reasonable efforts to file an amendment or other supplement to the Registration Statement with the SEC that would incorporate such updated Selling Shareholder Information; (B) Selling Shareholder Information after the Selling Shareholder provided the notice contemplated by Section 2(bb); and (C) the use by the Company of an outdated or defective prospectus to sell the Registrable Securities. No Holder shall be liable for indemnification or contribution with respect to any information provided by an underwriter or counterparty to an Alternative Transaction for inclusion in the Registration Statement.

(c)

Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the Person from whom indemnity is sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party) and (ii) unless, in the Indemnified Person’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person. After written notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim, the Indemnifying Party shall not be subject to any liability for any settlement subsequently made by the Indemnified Person without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). With respect to any such claim, any Indemnified Person shall have the right to retain its own counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel and the payment of fees by the Indemnifying Party or (2) in the reasonable judgment of such Indemnified Person (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Person that are not available to the Indemnifying Party, in which case of (1) or (2), the Indemnifying Party shall be obligated to pay the fees and expenses of such separate counsel; provided that the Indemnifying Party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local legal counsel) for all Indemnified Persons by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of an Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which case the Indemnifying Party shall be liable for the fees and expenses of one additional counsel (in addition to one local legal counsel in each applicable jurisdiction) with respect to each Indemnified Person having such conflict of interest. The Indemnifying Party shall keep the Indemnified Persons reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect to such claim. No Indemnifying Party shall, without the prior written consent of an Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and unconditional release from all liability with respect to such claim and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any such Indemnified Person.

(d)

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Person or any officer, director, partner, manager, member, investment manager, employee, agent, representative or controlling Person of such Indemnified Person and shall survive the transfer of Registrable Securities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the Indemnifying Party or others, and (ii) any liabilities to which the Indemnifying Party may be subject pursuant to the law.

(e)

If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an Indemnified Person under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each applicable Indemnifying Party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which such Indemnifying Party may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party, on the one hand, or the Indemnified Person, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders holding Registrable Securities or any agents or underwriters or all of them were treated as a single entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(e) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (ii) contribution by each Holder shall be limited in amount to the net amount of proceeds actually received by such Holder from the sale of Registrable Securities pursuant to the applicable Shelf Registration Statement, less the amount of any damages that such Holder has otherwise been required to pay in connection with such sale pursuant to this Agreement. For purposes of Section 6(e), each Person who controls any Holder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each director, officer, employee and agent of any such Holder, agent or underwriter, shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this Section 6(e).

(f)

The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 6 hereof, and will survive the transfer of Registrable Securities.

(g)	The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.	Reporting Requirements.

(a)

With a view to making available to the Holders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration (“Rule 144”), at all times during which there are Registrable Securities outstanding the Company agrees to:

(i)

whether or not required by the rules and regulations of the SEC and notwithstanding anything to the contrary herein, make and keep “current public information” (within the meaning of Rule 144(c)(1)) available;

(ii)

furnish to the Holders so long as the Holders own Registrable Securities, promptly upon request, a written statement by the Company that it has complied with all conditions set forth in Rule 144(c)(1), including that (i) it has filed all reports required under section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and has been subject to such filing requirements for the past 90 days, and (ii) it has submitted electronically every Interactive Data File (as defined in Regulation S-T) required to be submitted pursuant to Regulation S-T Rule 405 during the preceding 12 months; and

(iii)

in the event that the Company is neither subject to section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, furnish to the Holders the information set forth under Section 4(d)(3) of the Securities Act.

(b)

The Company shall comply with customary English-language reporting requirements under the Exchange Act (including reporting as required pursuant to Form 6-K and annual reporting on Form 20-F) and shall file a Form 6-K within one (1) Business Day of the earlier of (A) the date on which any vote of Company shareholders is announced in Chile and (B) the date materials are distributed in respect of any such vote, announcing such vote and/or making available such materials, as applicable.

(c)

The Company shall publish customary quarterly and annual earnings releases in English and conduct customary quarterly and annual earnings calls in English within five (5) Business Days of the date on which quarterly or annual results are first reported in an earnings release.

8.	ADS Program.

(a)

Until the later of (x) the seventh (7th) anniversary of the Effective Date and (y) the time that the ADS represent five percent (5%) or less of the outstanding Ordinary Shares (on an Ordinary Share-equivalent basis) for a period of 180 consecutive days at any time after the ADS Listing (but in any event no later than twelve (12) years after the Effective Date), and except as agreed otherwise by a Vote of ADS Holders, the Company shall at all times:

(i)

maintain a sponsored ADS program (the “Unrestricted ADS Program”) on the same terms as those reflected in the Third Amended and Restated Deposit Agreement dated as of September 21, 2017, as amended by Amendment No. 1 thereto, dated as of March 12, 2021 by and among the Company and JPMorgan Chase Bank, N.A. (in its role as depositary under the ADS Program, the “Depositary”), and the other parties thereto (as it may be further amended consistent with the terms hereof, the “Unrestricted Deposit Agreement”), and make any necessary amendments to the Unrestricted Deposit Agreement in form and substance acceptable to the Necessary Backstop Parties, to provide for (a) full flexibility (subject to applicable fees and procedures contained in the Unrestricted Deposit Agreement) to deposit and withdraw, at the election of the respective holders of ADS, any Ordinary Shares from time to time held by the Backstop Parties or their transferees into or out of the ADS Program; (b) participation in dividends and distributions subject to the procedures of the Depositary as set forth in the Unrestricted Deposit Agreement and subject to compliance with applicable law (including, without limitation, Chilean law); (c) participation in voting at the instruction of the respective holders of ADS, subject to the procedures of the Depositary as set forth in the Unrestricted Deposit Agreement and subject to compliance with applicable law (including, without limitation, Chilean law); and (d) participation in preemptive rights offerings in the form of additional ADS subject to compliance with applicable law (including, without limitation, Chilean law) and the procedures of the Depositary set forth in the Unrestricted Deposit Agreement; provided that such offerings are for Ordinary Shares constituting at least two percent (2%) of the outstanding Ordinary Shares (excluding any Ordinary Shares subject to lock-up);

(ii)

maintain a sponsored restricted ADS program (the “Restricted ADS Program” and, together with the Unrestricted ADS Program, the “ADS Program”), pursuant to the Restricted ADS Program Agreement (as defined below) providing for the issuance of restricted ADS and allowing for the conversion of restricted ADS into unrestricted ADS, in form and substance acceptable to the Necessary Backstop Parties;

(iii)

subject to clause 8(a)(i) and (ii) of this Agreement, not make any amendments to the ADS Program having an adverse effect to (a) voting rights, (b) rights related to distributions or dividends, (c) exercise of preemptive rights, (d) transfer rights, and (e) rights to receive shareholder information delivered by the Company, or that are otherwise materially adverse to holders of ADS, including terminating the ADS Program or, other than as required by law, permitting the removal by the Company of individual holders from the ADS program, in each case without a Vote of ADS Holders;

(iv)

use its commercially reasonable efforts in good faith to cause the Depositary to maintain a registration statement on Form F-6 (the “Form F-6”) effective with respect to the ADS under the ADS Program, in form and substance acceptable to the Necessary Backstop Parties, in compliance with the provisions of the Securities Act and with a number of available ADS sufficient to permit the Backstop Parties (and their transferees) to have the Ordinary Shares they hold (from time to time) represented by ADS; provided that, if there shall be any Necessary Backstop Parties without giving effect to clause (iii) of the definition thereof, the Form F-6 shall be filed at such time as requested by the Necessary Backstop Parties or as promptly as practicable thereafter; and

(v)	from the time of the ADS Listing, take all actions to maintain the continued listing of the ADS on the applicable Acceptable Securities Exchange;

(b)

The Company will enter into an amendment (“Unrestricted ADS Program Amendment”) to the Unrestricted Deposit Agreement with respect to its unrestricted ADS program providing for such changes as agreed by the Depositary, the Company and the Necessary Backstop Parties, at such time as requested by the Necessary Backstop Parties, or as promptly as practicable thereafter, with the form of such amendment as proposed by the Depositary being attached hereto as Exhibit E.

(c)

The Company will enter into an agreement (the “Restricted ADS Program Agreement”, and, together with the Unrestricted Deposit Agreement, the “Deposit Agreements”) providing for a restricted ADS program on substantially similar terms, mutatis mutandis, of the Unrestricted ADS Program, as amended, with such differences as agreed by the Depositary, the Company and the Necessary Backstop Parties, at such time as requested by the Necessary Backstop Parties, or as promptly as practicable thereafter.

(d)

The Company shall (x) use commercially reasonable efforts to provide that all ADS in the Unrestricted ADS Program shall be eligible to be held and serviced by the Depository Trust Company, to the maximum extent possible, and (y) distribute or cause the distribution (including, without limitation, by submitting a written request to the Depositary to arrange for such distribution, at the Company’s expense) to holders of ADS an English language translation of any materials distributed to holders of Ordinary Shares in Chile as promptly as practicable after such distribution to holders of Ordinary Shares in Chile;

(e)

Except as otherwise contained herein, the Company shall bear all costs and expenses related to or arising out of the ADS Program, other than costs customarily payable by holders of the ADS. The Company and the Necessary Backstop Parties shall work together to negotiate the fees and expenses of the Depositary; provided that, if the Company, the Necessary Backstop Parties and the Depositary are unable to agree on such fees and expenses, then, at the request of the Necessary Backstop Parties, the Company shall solicit requests for proposals from other financial institutions that serve as depositaries under ADS or similar programs to serve as depositary under the ADS Program, and, if reasonably requested by the Necessary Backstop Parties, after having reached agreement on fees and expenses with any such other financial institution as aforesaid, to appoint such financial institution as the depositary under the ADS Program.

(f)

Until the ADS Listing, the Company shall maintain a ratio in the ADS Program of one ADS for each Ordinary Share. From and after the ADS Listing, the Company shall cause the ADS Program to have an ADS ratio sufficient to create a per-ADS price acceptable to the Necessary Backstop Parties that meets the listing standards of the Acceptable Securities Exchange.

(g)

For so long as the Company is required to maintain the ADS Program pursuant to Section 8(a), and notwithstanding anything to the contrary in the Deposit Agreements, the Company shall take (or refrain from taking, as the case may be), all actions set forth on Exhibit D hereto.

9.	Certain Listing and Registration Matters.

(a)

As of the date hereof the Company has taken, or otherwise shall take, all actions to cause all Ordinary Shares to be listed on the Santiago Stock Exchange, including for the avoidance of doubt, any New Convertible Notes Back-up Shares, and the Company shall not delist the Ordinary Shares from the Santiago Stock Exchange or any other Chilean stock exchange (or subsequently relist the Ordinary Shares on such stock exchange) without the consent of the Necessary Backstop Parties, to the maximum extent permitted by applicable law.

(b)

At such time as is requested by the Necessary Backstop Parties or as promptly as practicable thereafter, the Company shall take all actions to list the ADS on an Acceptable Securities Exchange (the “ADS Listing”), provided that the Company shall not list the ADS on any U.S. national securities exchange until so requested by the Necessary Backstop Parties, provided further that the Company shall, at any time prior to the ADS Listing, suspend and halt its efforts to list the ADS upon the request of the Necessary Backstop Parties (and shall cause the ADS to retain a ratio of one ADS for each Ordinary Share for the duration of such suspension), until such time as the Necessary Backstop Parties shall request that the Company resume its efforts to list the ADS; provided further that, notwithstanding anything herein to the contrary, at any time after the thirty-six (36) month anniversary of the Effective Date, or if at any time there are no Necessary Backstop Parties without giving effect to clause (iii) of the definition thereof, the Board of Directors of the Company may determine to list the ADS on any U.S. national securities exchange without the approval or acceptance of any Creditor Backstop Parties.

(c)

In the event that the Registrable Securities are not listed on the New York Stock Exchange, NASDAQ Global Market or Alternative Securities Exchange, in each case, in the form of ADS, or such other event occurs such that the federal preemption of state “blue sky” or other U.S. state securities laws is not available in the reasonable opinion of the Holders, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other U.S. “blue sky” or other U.S. state securities laws of such jurisdictions as the Holders shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such U.S. jurisdictions of the Registrable Securities owned by the Holders (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction).

(d)

From the Effective Date until the tenth (10th) anniversary of the Effective Date, the Company shall use commercially reasonable efforts in good faith to maintain at all times the registration of all Plan Securities with the CMF and the continued listing of the New Shares (including for the avoidance of doubt, any New Convertible Notes Back-up Shares (other than the New Convertible Notes (unless otherwise required by applicable law)) on the Santiago Stock Exchange such that holders of such Plan Securities shall be able to freely transfer and dispose of such Plan Securities (subject to applicable insider trading regulations) by any method and to the extent permitted by applicable law (subject to, in the case of the shares issued upon conversion of the New Convertible Notes Class B, the Class B Restriction Period), except as agreed otherwise by holders of shares representing two-thirds (2/3rds) of the then-outstanding Ordinary Shares;

(e)	The Company shall comply with all reporting requirements and other disclosure obligations imposed by the CMF or Santiago Stock Exchange.

(f)

The Company shall consider in good faith proposals for listing of Ordinary Shares in lieu of ADS made by (i) prior to the ADS Listing, the Necessary Backstop Parties, and (ii) following the ADS Listing, a Holder or group of Holders of (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Ordinary Shares (on an Ordinary Share-equivalent basis), to respond to changes in Law or formal interpretation of Law that affect ADS or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the Company operates.

10.

Non-Deal Road Shows. (A) following the Effective Date, the Company shall cause its executive officers to conduct a non-deal roadshow in the United States, at such time as is requested by the Threshold Backstop Parties and shall cooperate with such Threshold Backstop Parties so that the length, content and scope of such roadshow is satisfactory to such Threshold Backstop Parties and (B) from time to time following the Effective Date, the Company shall participate in non-deal roadshows upon request of holders of twenty percent (20%) of the Ordinary Shares (including ADS on an Ordinary Share-equivalent basis) then outstanding, to the extent permitted at the time of the request by applicable law, provided that in each case of clauses (A) and (B) no roadshow shall be conducted less than sixty (60) days following a prior roadshow pursuant to this Section 10.

11.

Preservation of Rights. Unless this Agreement is modified or waived as provided in Section 13(c) and/or Section 13(d), the Company shall not, on or after the date of this Agreement, enter into any agreement, take any action, or permit any change to occur, with respect to its securities that is inconsistent with or violates or subordinates the rights expressly granted to the Holders in this Agreement, such as (a) adversely affecting the ability of the Holders to include the Registrable Securities in a registration undertaken or underwritten offering pursuant to this Agreement, or (b) affecting the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

12.	Other defined terms.

“ADS” means the American depositary shares representing the Ordinary Shares pursuant to the ADS Program.

“Affiliate” means, with respect to any Person, any Affiliated Funds of such Person and any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which the determination of affiliation is being made; provided that in the case of a Backstop Party or other Holder that is an Affiliate of the Company, references herein to “Affiliates” of such Backstop Party or other Holder shall not, except as used in the definition of “Registrable Securities”, include the Company. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through the ownership of voting securities, by contract, or otherwise).

“Affiliated Fund” means, with respect to any Person, (a) any investment funds, managed accounts or other entities who are advised by such Person or the same investment advisor or manager or by investment advisors which are Affiliates of such Person or (b) any investment advisor with respect to an investment fund, managed account or entity it advises.

“Acceptable Securities Exchange” means the New York Stock Exchange or NASDAQ Global Select Market or, if listing on such exchanges is not possible, then such other U.S. national securities exchange that provides comparable liquidity to the New York Stock Exchange or NASDAQ Global Select Market, which is acceptable to the Necessary Backstop Parties.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Backstop Party Counsel” means Kramer Levin Naftalis & Frankel LLP, Davis Polk & Wardwell LLP, Wachtell Lipton, Rosen & Katz, and Alston & Bird LLP.

“Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings and is not a day on which banking institutions in the State of New York and in the city of Santiago, Chile generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means with respect to a corporation, any and all shares, interests or equivalents of capital stock of such corporation (including ADS, and whether voting or nonvoting and whether ordinary/common or preferred) and any and all options, warrants and other securities that at such time are convertible into, or exchangeable or exercisable for, any such shares, interests or equivalents (including, without limitation, the New Shares or any note or debt security convertible into or exchangeable for New Shares).

“Closing Date” has the meaning set forth in the Backstop Creditors Backstop Agreement, unless expressly stated otherwise in this agreement.

“CMF” means the Comisión para el Mercado Financiero, the Chilean regulatory authority tasked with overseeing the Chilean financial markets.

“Effective Date” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Effective Date 10% Holder” means: as of any time of determination, each Creditor Backstop Party that, together with its affiliates, (i) as of the Effective Date owned beneficially at least ten percent (10%) of the Effective Date Ordinary Shares and (ii) at such time of determination owns beneficially at least ten percent (10%) of the Ordinary Shares. For purposes of this definition, (i) beneficial ownership with respect to any securities shall mean the ownership of substantially all of the (x) voting power which includes the power to vote, or to direct the voting of, such securities and (y) economic interests in such securities (which economic interests, for the avoidance of doubt, have not been divested through any swap or derivative arrangements or any other arrangements having the effect thereof), (ii) Ordinary Shares and ADS beneficially owned by a person shall include the Ordinary Shares and ADS owned by such person’s affiliates, and (iii) beneficial ownership shall include, without limitation, Ordinary Shares beneficially owned through the ADS Program.

“Effective Date Ordinary Shares” means all Ordinary Shares outstanding as of the Effective Date, and including all Ordinary Shares to be delivered upon conversion of the New Convertible Notes issued as of the Effective Date.

“ERO New Common Stock” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory or competition, antitrust or foreign investment authority, agency, department, commission, regulator court, or tribunal of competent jurisdiction (or any such multinational entity) or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority (including any branch, department or official thereof).

“Holder” means each Person other than the Company that is party to this Agreement on the date hereof and any Person who hereafter becomes a party to this Agreement pursuant to Section 13(e) of this Agreement.

“Holders of a Majority of Included Registrable Securities” means Holders that are the beneficial owners of a majority of the Registrable Securities included in a Piggyback Offering, Demand Registration or an Underwritten Offering, as applicable. For the avoidance of doubt, only Registrable Securities held by Persons who are party to this Agreement as of the date hereof or who thereafter become a party to this Agreement by executing a joinder in accordance with Section 13(e) shall be considered in calculating a majority of the Registrable Securities.

“Joinder Agreement” means the form of joinder agreement set forth on Exhibit B to this Agreement.

“Law” means any federal, state or local U.S. or non-U.S. law (including common law), statute, code, ordinance, rule, regulation, order, ruling, judgment, treaty, or convention in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Entity of competent jurisdiction (including the Bankruptcy Court).

“Necessary Backstop Parties” means, subject to Section 13(e)(ii), (i) at any time through the eighteen (18) month anniversary of the Effective Date, (x) at least one Effective Date 10% Holder, if any, and (y) Creditor Backstop Parties owning beneficially at such time, in the aggregate, a number of Ordinary Shares equal to at least twenty seven and 1⁄2 percent (27.5%) of the Effective Date Ordinary Shares, if any; (ii) at any time after the eighteen (18) month anniversary of the Effective Date, if at such time there is at least one Effective Date 10% Holder, any Effective Date 10% Holder; and (iii) if at any time there shall be no Effective Date 10% Holders and/or Creditor Backstop Parties able to satisfy the criteria of clause (i) or clause (ii), as applicable, the Board of Directors of the Company without the approval or acceptance of any Creditor Backstop Parties. For purposes of this definition, (i) beneficial ownership with respect to any securities shall mean the ownership of substantially all of the (x) voting power which includes the power to vote, or to direct the voting of, such securities and (y) economic interests in such securities (which economic interests, for the avoidance of doubt, have not been divested through any swap or derivative arrangements or any other arrangements having the effect thereof), (ii) Ordinary Shares and ADS beneficially owned by a person shall include the Ordinary Shares and ADS owned by such person’s affiliates, and (iii) beneficial ownership shall include, without limitation, Ordinary Shares beneficially owned through the ADS Program. For the avoidance of doubt, if at any time clause (iii) of this definition shall apply, then any reference in this Agreement to a request of the Necessary Backstop Parties or the approval of the Necessary Parties, or any term of similar import, shall be interpreted to mean the Company in its discretion as determined by the Board of Directors of the Company.

“New Convertible Notes” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“New Convertible Notes Class A” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“New Convertible Notes Class B” has the meaning set forth in the Backstop Creditors Backstop Agreement

“New Convertible Notes Class C” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“New Shares” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Ordinary Shares” means the ordinary shares of the Company that may be outstanding from time to time (including, for the avoidance of doubt, the ordinary shares of the Company held in the ADS Program), and any equity securities into which such ordinary shares are exchanged, converted or otherwise recapitalized.

“Other Registrable Securities” means (a) (i) Ordinary Shares (including Ordinary Shares beneficially owned as a result of, or issuable upon, the conversion, exercise or exchange of any other Capital Stock) and (ii) any securities issued or issuable with respect to any of the Ordinary Shares described in foregoing clause (i), including by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise; and (b) any ADS representing the Ordinary Shares described in the foregoing clause (a), in each case beneficially owned by any other Person who has rights to participate in any offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement (other than this Agreement) with the Company or any direct or indirect parent of the Company relating to the Ordinary Shares; provided, that in the case of an Underwritten Offering or an Underwritten Demand, Other Registrable Securities shall be limited to the securities of the class and series being offered in such Underwritten Offering or Demand Registration.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

“Plan” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Plan Securities” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock.

“Registrable Securities” means each of the following: (a) (i) all New Shares acquired by the Holders (including, for the avoidance of doubt the ERO New Common Stock and New Shares issued upon conversion of the New Convertible Notes Class A, New Convertible Notes Class B, and/or New Convertible Notes Class C acquired by the Holders (the “New Convertible Notes Back-up Shares”) and all New Shares deposited into the ADS Program), (ii) all of the Ordinary Shares acquired by the Holders that are Affiliates of the Company (however and whenever acquired), (iii) from the Effective Date until the later of (A) six (6) months following the Effective Date and (B) the effectiveness of the Shelf Registration Statement, all of the Ordinary Shares acquired by the Holders that are not Affiliates of the Company, and (iv) any securities issued or issuable with respect to any of the Ordinary Shares described in foregoing clauses (i), (ii) or (iii), including by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise; and (b) any ADS representing the Ordinary Shares described in the foregoing clause (a); provided that any such securities shall cease to be Registrable Securities when (i) the Shelf Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been sold pursuant to such effective Shelf Registration Statement or another effective registration statement under the Securities Act, or (ii) such Registrable Securities have been sold pursuant to Rule 144 or Regulation S, unless such Registrable Securities have been sold in a private transaction to (x) an Affiliate of the Company that, together with all parties with whom its holdings are aggregated for purposes of Rule 144, owns Ordinary Shares and ADS representing at least 1% of the Ordinary Shares outstanding at the time of the transfer after giving effect to such transfer, or (y) another Holder or an Affiliate of a Holder; provided further that the Ordinary Shares deposited into the ADS Program shall cease to be Registrable Securities at the time that the corresponding ADS shall cease to be Registrable Securities. For the avoidance of doubt, if any Ordinary Shares or ADS constituting Registrable Securities are transferred in a transfer satisfying the conditions set forth in clauses (a), (b) or (c) of Section 13(e)(ii) hereof, then such Ordinary Shares or ADS shall remain Registrable Securities following such transfer.

“Registration and Listing Terms” has the meaning set forth in the Backstop Creditors Backstop Agreement.

“Registration Statement” means any registration statement of the Company filed with or to be filed with the SEC under the Securities Act and other applicable law, including the Shelf Registration Statement and any Demand Registration Statement, and including any prospectus, amendments and supplements to each such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Restructuring Support Agreement” means the restructuring support agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) entered into on November 26, 2021 with an ad hoc group of general unsecured creditors of the Company, certain of the existing equity holders of the Company, and Andes Aerea SpA, Inversiones Pia SpA and Comercial Las Vertientes.

“Seasoned Issuer” means an issuer eligible to use a registration statement on Form F-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“SEC” means the United States Securities and Exchange Commission, and any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Shareholder” means a Holder that duly submits a Selling Shareholder Questionnaire pursuant to the terms of this Agreement.

“Selling Shareholder Information” means, with respect to each Holder, the information required under Item 9.D of Form 20-F, as provided in such Holder’s Selling Shareholder Questionnaire, and any additional information provided by written notice by such Holder for inclusion by the Company in the Shelf Registration Statement if such additional information is specifically requested by the SEC to be included in the Shelf Registration Statement.

“Selling Shareholder Questionnaire” means the Selling Shareholder Questionnaire in the form attached hereto as Exhibit A.

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

“Vote of ADS Holders” (i) prior to the ADS Listing, a vote of the Necessary Backstop Parties without, for purposes of this definition, giving effect to clause (iii) of the definition thereof; and (ii) following the ADS Listing or if there shall not be any Necessary Backstop Parties, a majority of the votes cast by holders of all ADS (including holders of ADS in both the unrestricted and restricted ADS program); provided that all beneficial holders of ADS were solicited for their vote on the matter; and provided further that the record date for such solicitation shall be not earlier than ten (10) days following the first public announcement of the Company’s intent to conduct the solicitation; and provided further that for purposes of any amendment or modification to the restricted ADS program that does not similarly affect the unrestricted program, clause (ii) shall include only a majority of votes cast by the holders of restricted ADS.

“WKSI”: means a “well known seasoned issuer” as defined under Rule 405 under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

13.	Miscellaneous.

(a)

Remedies. Each Party shall be entitled to enforce its rights under any provision of this Agreement specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Holders may, in their sole discretion, apply to the courts of competent jurisdiction described below (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)

Termination and Effect of Termination. This Agreement shall terminate (i) with respect to the provisions of Sections 8, 9(b), 9(c), 9(f) and 13(o) on the later of (A) the seventh (7th) anniversary of the Effective Date and (B) such time as the ADS represent less than five percent (5%) of outstanding Ordinary Shares (on an Ordinary Share –equivalent basis) for a period of 180 consecutive days (but in any event no later than twelve (12) years after the Effective Date), and (ii) with respect to the provisions of Sections 1, 2, 3, 4, and 5, (A) on the later of (i) the tenth (10th) anniversary of the Effective Date and (ii) such time as (A) the Backstop Parties hold in aggregate less than 10% of the outstanding Ordinary Shares and (B) no (x) Backstop Party individually or (y) Backstop Parties that together form a “group” within the meaning of Section 13(d) of the Exchange Act, hold Registrable Securities representing five percent (5%) of the Ordinary Shares, or (C) there are no Registrable Securities outstanding, except in any case, for the provisions of Section 6, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 6 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

(c)

Amendments and Waivers. Except as otherwise provided herein, this Agreement may only be modified, amended or supplemented (such waiver, modification, amendment or supplement, collectively, an “Amendment”):

(i)

except as provided in (c)(ii) and (c)(iii) below, by the Company and the Creditor Backstop Parties that are beneficial owners of a majority of the outstanding Registrable Securities beneficially held by all Creditor Backstop Parties at the time of such Amendment;

(ii)	with respect to Sections 8, 9(b), 9(c), 9(f) and 13(o), by the Company and a Vote of ADS Holders;

(iii)	with respect to any provisions related to the Re-IPO or Demand Re-IPO, by the Company and the Necessary Backstop Parties;

provided, that, in each case, to the maximum extent permitted by applicable Law, any Amendment that disproportionately affects any rights of any of the Holders or any group of Holders shall require the consent of the Holders holding a majority of the outstanding Registrable Securities held by the Holders or group of Holders so affected; provided, that for the avoidance of doubt, the Shareholder Backstop Parties shall constitute a group of Holders solely for purposes of applying this amendment provision if any amendment disproportionately and adversely affects the rights of the Shareholder Backstop Parties/Creditor Backstop Parties relative to the rights of all other Holders; and the Shareholder Backstop Parties shall not by reason of this provision constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, nor an “acuerdo de actuación conjunta” within the meaning of Article 98 of Chilean Law No. 18,045. Subject to Section 13(d), any amendment to this Agreement that is not approved in accordance with this Section 13(c) shall be void and ineffective ab initio.

(d)

Re-IPO Amendment. This Agreement amends, restates and supersedes the Original Registration Rights Agreement, except that the provisions of the second paragraph of the section 13(d) of the Original Registration Rights Agreement shall continue and remain in full force and effect.

(e)	Assignment; No Third Party Beneficiaries.

(i)

The Company may not assign this Agreement nor any of the rights, interests or obligations under this Agreement without the prior written consent of each of the Holders. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective permitted successors and assigns. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 6 and this Section 13(e), provided that the provisions of Sections 8, 9(b), 9(c), 9(f) and 13(o) shall inure to the benefit of all holders of ADS;

(ii)

Without the consent of the Company or any other person, a transferee of a Holder that holds Registrable Securities will succeed to the rights of such transferring Holder hereunder, but solely (for all purposes) with respect to the Registrable Securities acquired from such Holder, so long as, (1) in any case, such transfer is completed in accordance with applicable Law, and (2) (a) such transferee is, prior to such transfer, an existing Holder party to this Agreement, or (b) such transferee is an Affiliate of the transferring Holder and, to the extent not already party hereto, executes a Joinder Agreement, in the form of Exhibit B to this Agreement and delivers such Joinder Agreement to the Company, or (c) such transferee, together with all parties with whom its holdings are aggregated for purposes of Rule 144, owns Ordinary Shares and ADS representing at least 1% of the Ordinary Shares (on an Ordinary Share-equivalent basis) outstanding at the time of the transfer after giving effect to such transfer, and, to the extent not already party hereto, executes a Joinder Agreement, in the form of Exhibit B to this Agreement and delivers such Joinder Agreement to the Company.

(f)

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)

Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party to this Agreement and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

(h)	Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)

Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law or conflicts of law.

(j)

Submission to Jurisdiction; Waiver of Immunity. Each of the Parties, by its execution of this Agreement, (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts sitting in the State of New York, County of New York for the purpose of any action, claim, suit, proceeding or investigation (each, a “Proceeding”) arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any Proceeding arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above- named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Proceeding to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13(n) hereof is reasonably calculated to give actual notice. Each of the Parties irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the above-named courts, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. The Company irrevocably appoints Law Debenture Corporate Services Inc, located at 801 2nd Avenue, Suite 403, New York, NY 10017, as its authorized agent in New York, New York upon which process may be served in any legal action, suit or proceeding against it with respect of any matter arising out of or in connection with this Agreement, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding.

(k)

Waiver of Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that they may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any court referred to in Section 13(j) and (ii) the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

(l)

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)

Cumulative Remedies. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

(n)

Notices. All notices hereunder shall be deemed given if in writing in English and delivered, if sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Company, to:

LATAM Airlines Group S.A.

Edificio Huidobro

Av. Presidente Riesco 5711, Piso 20

Las Condes, Santiago, Chile

Attention: Corporate Finance Director

E-mail address: andres.delvalle@latam.com

Telephone + 56 2 565 3952

Facsimile + 56 2 565 3950

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:	Richard J. Cooper
Lisa Schweitzer
Adam Brenneman

E-mail:	rcooper@cgsh.com
lschweitzer@cgsh.com
abrenneman@cgsh.com

Telephone + 1 (212) 225-2276 / + 1 (212) 225-2629 /+ 1 (212) 225-704

Facsimile: +1 (212) 225-3999

If to a Holder, to the address(es), electronic mail address(es) or facsimile number(s) set forth below such Holder’s signature, as the case may be, with copies to any counsel designated by such Holder (as included on its signature page or otherwise provided by written notice to the Company), with a copy (which shall not constitute notice) to:

In the case of a Creditor Backstop Party:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:	Kenneth H. Eckstein
Rachael Ringer
John Bessonette

E-mail:	keckstein@kramerlevin.com
rringer@kramerlevin.com
jbessonette@kramerlevin.com

Telephone + 1 (212) 715-9229 / + 1 (212) 715-9506 /+ 1 (212) 715-9182

Facsimile: +1 (212) 715-8000

In the case of the Shareholder Backstop Parties:

(a) if to Delta, to the address set forth on Delta’s signature page, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:	Marshall Huebner, Esq.,
Adam L. Shpeen, Esq.

E-mail:	marshall.huebner@davispolk.com
adam.shpeen@davispolk.com

Facsimile:	+1 (212) 701-5169

(b) if to Qatar, to the address set forth on Delta’s signature page, with a copy (which shall not constitute notice) to:

Alston & Bird LLP 90 Park Avenue
New York, NY 10016

Attention:	Gerard S. Catalanello, Esq.
James J. Vincequerra, Esq.
David Brown

E-mail:	gerard.catalanello@alston.com
james.vincequerra@alston.com david.brown@alston.com

Facsimile:	+1 (212) 210-9444

(c) if to CVA, to the address set forth on Delta’s signature page, with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Richard G. Mason, Esq.
Angela K. Herring, Esq

E-mail:	rgmason@wlrk.com
akherring@wlrk.com

Facsimile:	+1 (212) 403-2000

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of successful transmission. Any notice given by electronic mail shall be effective upon delivery.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English, except for those documents, authorizations and other similar filings with governmental authorities, and financial statements, in each case, that were originally executed or prepared in the Spanish language; provided that the Company shall electronically publish English translations of any such document to the extent required by Rule 12g3-2(b) of the Exchange Act and the costs of preparing such translation shall be borne by the Company.

(o)

Changes in Law. The Company shall consider in good faith any proposals made by (i) prior to the ADS Listing, the Necessary Backstop Parties, and (ii) following the ADS Listing, a holder or group of holders of (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Ordinary Shares, to respond to changes in Law or formal interpretation of Law that affect ADS or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the Company operates.

(p)

Rules of Construction. The Parties agree that they have each been represented by counsel during the negotiation, preparation and execution of this Agreement (or, if executed following the date hereof by counterpart, have been provided with an opportunity to review the Agreement with counsel) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(q)

Interpretation. This Agreement shall be construed in accordance with the following rules: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Sections” and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (v) the words “includes” and “including” are not limiting; (vi) for purposes of any determination of a number or percentage of the Ordinary Shares and/or ADS, such number or percentage shall be calculated on an “Ordinary Share-equivalent” basis, without duplication of the Ordinary Shares in the ADS Program and any outstanding ADS corresponding to such Ordinary Shares, and after giving effect to the applicable ratio of ADS to Ordinary Shares under the ADS Program; (vii) Ordinary Shares beneficially owned by a person shall include (x) (A) Ordinary Shares issuable upon conversion of New Convertible Notes beneficially owned by such person and (B) Ordinary Shares corresponding to ADS beneficially owned by such person through the ADS Program, and (y) Ordinary Shares (including Ordinary Shares referred to in the foregoing clause (x)) beneficially owned by affiliates of such person, with beneficial ownership for these purposes meaning the ownership of substantially all of the (1) voting power which includes the power to vote, or to direct the voting of, such securities and (2) economic interests in such securities (which economic interests, for the avoidance of doubt, have not been divested through any swap or derivative arrangements or any other arrangements having the effect thereof); and (viii) references to “dollars” or “$” are to United States of America dollars.

(r)

Independent Agreement by the Holders. The Parties acknowledge and agree that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of Registrable Securities, ADS, the Ordinary Shares or preferred shares or any equity securities of the Company, and the Holders do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act. Nothing contained in this Agreement and no action taken by any Holder pursuant to this Agreement shall be deemed to constitute or to create a presumption by any parties that the Holders are in any way acting in concert or as a “group” or “joint actors” (or a joint venture, partnership or association), and each of the Parties agree to not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement.

(s)

Cessation of Registration Rights. All registration rights granted under Section 1 shall continue to be applicable with respect to any Holder until such time as the Holder no longer holds any Registrable Securities.

(t)

No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each of the Parties and the Company agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or the Party’s former, current or future direct or indirect equity holders, controlling persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Parties, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Parties under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 13(t) shall relieve or otherwise limit the liability of the Company or any current or former Party, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

* * *

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Registration Rights Agreement on the date first above written.

LATAM AIRLINES GROUP S.A.

By: /s/ Andres Del Valle
Name: Andres Del Valle
Title: Attorney-in-Fact

[Signature pages for other Creditor Backstop Parties redacted]

SCHEDULE 1

CREDITOR BACKSTOP PARTIES

Cowen Special Investments LLC

HB Fund LLC

Marathon Distressed Credit Master Fund

Marathon Stepstone Master Fund L.P.

Morgan Stanley Senior Funding, Inc.

[Other Creditor Backstop Parties Redacted]

SHAREHOLDER BACKSTOP PARTIES

COSTA VERDE AERONÁUTICA S.A.

COSTA VERDE INVERSIONES FINANCIERAS S.A.

DELTA AIR LINES, INC.

QATAR AIRWAYS INVESTMENTS (UK) LTD.

EXHIBIT A

LATAM AIRLINES S.A.

FORM OF SELLING SHAREHOLDER QUESTIONNAIRE

The undersigned (the “Selling Shareholder”) understands that LATAM AIRLINES S.A. — In Judicial Reorganization (the “Company”) has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (the “Registration Statement”) for the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities (as such term is defined in the Registration Rights Agreement, to be dated on or about the Effective Date, among the Company and the Holders party thereto (the “Registration Rights Agreement”)) held by the Selling Shareholder, pursuant to the terms of the Registration Rights Agreement. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

In order to sell the Registrable Securities pursuant to the Registration Statement, the Selling Shareholder will be required to be named or otherwise identified as a Selling Shareholder in the Registration Statement and the related prospectus. The Selling Shareholder is required to complete and deliver this questionnaire (the “Questionnaire”) in order to verify the accuracy of information regarding the Selling Shareholder included in the Registration Statement and any related prospectus or prospectus supplement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, the Selling Shareholder is advised to consult securities law counsel regarding the consequences of being named or not being named as a selling shareholder and of providing false, misleading or incomplete information regarding a selling shareholder in the Registration Statement and the related prospectus.

If this Questionnaire is being completed on behalf of multiple funds or accounts, please provide the requested information for each fund or account (or indicate, where appropriate, that the information is applicable to all funds and accounts).

Please return this Questionnaire to the Company no later than [___] as follows:

If by mail or hand delivery:

[Address]

If by facsimile transmission:

[Fax Number]

If by email:

[Email Address]

1.	Full Legal Name of Selling Shareholder

_____________________________________

2.	Address and Contact Information

Address:

Telephone:

Email Address:

Attention:

3.	Amount of Securities Owned and to be Offered:

Please indicate in the table below the aggregate number of Ordinary Shares and American Depositary Shares (“ADS”; and together with the Ordinary Shares, “Securities”) (i) that are beneficially owned and (ii) that are being offered under the Registration Statement by the Selling Shareholder.

“Beneficial ownership” is determined according to rules of the SEC. Securities “beneficially owned” by the Selling Shareholder include not only securities held in his, her or its name, but also securities over which the Selling Shareholder, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security, and/or (ii) investment power which includes the power to dispose of, or to direct the disposition of, such security. This may include, but is not limited to, securities held for the Selling Shareholder by custodians, brokers, relatives, executors, administrators or trustees (including trusts in which the person has only a remainder interest) if by reason of contract, relationship, understanding or arrangement the Selling Shareholder has voting or investment power as aforesaid.

	Number of Securities Beneficially Owned	Number of Securities Being Offered
Ordinary Shares
ADS

4.	Options and Other Rights to Acquire Securities:

In the table below, please identify the number of Securities of which you have the right to acquire beneficial ownership within 60 days from the date of this Questionnaire. Such acquisition of beneficial ownership could be (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, or (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement or through the automatic termination of such arrangements.

	Number of Securities	Description of Right to Acquire
Ordinary Shares
ADS

Except as listed above, the undersigned Selling Shareholder does not beneficially own any Ordinary Shares or ADS of the Company.

5.	Description of Beneficial Ownership

The rules of the SEC require that the Registration Statement identify all “beneficial owners” of the Securities being offered pursuant to the Registration Statement. If any person other than the Selling Shareholder is a “beneficial owner” of the Securities being offered pursuant to the Registration Statement, please set out below or as an attachment a description of such beneficial ownership. For example, if a fund or account is controlled by two or fewer persons, those persons may be deemed “beneficial owners” of the Securities held by the fund or account.

6.	Relationships with the Company

Except as set forth below or pursuant to the Backstop Commitment Agreements or the Plan, neither the Selling Shareholder nor any of his, her or its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or any of its predecessors or affiliates) during the past three (3) years (other than any relationship arising solely out of your ownership of shares of the Company):

7.	Broker/Dealers

Are you a registered broker-dealer or an affiliate of a registered broker-dealer?

Yes  ☐        No  ☐

If you are a registered broker-dealer or an affiliate of a registered broker-dealer, please confirm whether, at the time of acquisition of the Securities Reported in this Questionnaire, you had any agreements, plans or understandings, directly or indirectly, with any person to distribute the Securities:

Did the undersigned have any such agreements, plans or understandings? Yes  ☐        No  ☐

If yes, please elaborate below:

8.	Signature

By signing below, the undersigned consents to the disclosure of the information contained herein or attached hereto in connection with its answers to items (1) through (6) above and the inclusion of such information in the Registration Statement and any related prospectus, or prospectus supplement. The undersigned agrees to promptly notify the Company of any changes in such information which may occur subsequent hereto and prior to the effective date of the Registration Statement.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent on behalf of each Selling Shareholder named in this Questionnaire.

NAME OF SELLING SHAREHOLDER

By:

Name:
Title:
Dated:

EXHIBIT B

FORM OF JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned in accordance with Section 13(e) of the Registration Rights Agreement dated as of [__], 2022 (as amended from time to time, the “Registration Rights Agreement”) among LATAM Airlines Group S.A. (the “Company”) and the Holders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

On or prior to the date set forth below, the undersigned acquired such number of Ordinary Shares and/or ADS as are indicated on the signature page hereto from the transferor indicated thereon.

The undersigned hereby agrees, effective as of the date set forth below, to become a party to the Registration Rights Agreement, and for all purposes of the Registration Rights Agreement the undersigned will be included within the term “Holder” (as defined therein). The address, facsimile number and email address to which notices may be sent to the undersigned are indicated on the signature page hereto:

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

JOINING PARTY

[NAME OF JOINING PARTY]

By: ______________________________________________
Name:
Title:

Dated:

Mailing Address of Joining Party:
Email Address:
Facsimile Number:

Name of Transferor:

Ordinary Shares Acquired:
ADS Acquired:

ACKNOWLEDGED BY:

TRANSFEROR

NAME OF TRANSFEROR

By: ______________________________________________
Name:
Title:

Dated:

[Signature Page to Joinder Agreement]

EXHIBIT C

Plan of Distribution

We are registering the offer and sale of up to                  common shares and the ADSs that represent these shares, to permit the resale of these common shares and ADSs by the Selling Shareholders and their permitted transferees from time to time after the date of this prospectus. For purposes of this Plan of Distribution, references to the ADSs include the common shares represented by those ADSs and references to Selling Shareholders include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The ADSs covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares or the ADSs. We will bear all fees and expenses incident to our obligation to register the common shares and the ADSs.

The ADSs may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Selling Shareholders may offer and sell all or a portion of the ADSs covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NYSE or on any other national securities exchange or quotation service on which the ADSs may be listed or quoted at the time of sale;

•	in underwritten offerings;

•	in privately negotiated transactions, at-the market transactions, “overnight transactions” or block trades;

•	through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	through ordinary brokerage transactions (including on an exchange or over-the-counter) and transactions in which the broker solicits purchasers;

•	through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions;

•	through pledges of the ADSs to secure debts and other obligations;

•	in the over-the-counter market;

•

through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through the distribution by any selling shareholder to its employees, partners (including limited partners), members or equity holders;

•	through a combination of any of the above methods of sale; or

•	through any other method permitted pursuant to applicable law,

EXHIBIT C

; provided that (i) all distributions must be preceded by a Distribution Request (as defined in the Amended and Restated Registration Rights Agreement), and (ii) such distribution shall not include ordinary way sales on an exchange or in the over-the-counter market or in private transactions that are not block trades occurring prior to the six (6) month anniversary of the Effective Date, and after the six (6) month anniversary of the Effective Date such sales may only be made pursuant to this prospectus by Holders that are unable to sell without limitation as to volume or manner of sale under Rule 144.

Instead of selling the ADSs under this prospectus, the Selling Shareholders may sell all or a portion of the ADSs offered by this prospectus in compliance with the provisions of Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, provided that such sales meet the criteria and conform to the requirements of such exemptions.

To the extent required with respect to a particular offering, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

The Selling Shareholders may, at their discretion, sell all, none, or a portion of the common shares or the ADSs beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the common shares or the ADSs are sold through broker-dealers or agents, the broker-dealers or their agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale and the Selling Shareholders will be responsible for broker-dealers or agents’ commissions, discounts or concessions. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares or the ADSs against certain liabilities, including liabilities arising under the Securities Act.

To the extent that any of the Selling Shareholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the common shares or the ADSs represented by the registered common shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this prospectus, based on the representations received by LATAM from the Selling Shareholders, none of the Selling Shareholders are brokers or dealers or affiliated with brokers or dealers.

In offering the common shares or the ADSs covered by this prospectus, any broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act. This regulation may limit the timing of purchases and sales of any of the common shares or the common shares or the ADSs offered by this prospectus by the Selling Shareholders and any other participating person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares or ADSs in the market and to the activities of the Selling Shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares or the ADSs to engage in market-making activities with respect to the common shares or the ADSs for a period of up to five business days before the distribution. All of the foregoing may affect the marketability of the common shares or the ADSs and the ability of any person or entity to engage in market-making activities with respect to the common shares or the ADSs.

EXHIBIT C

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

EXHIBIT D

Additional Obligations of the Company in Respect of the ADS Programs

For so long as the Company is required to maintain the ADS Program pursuant to Section 8(a), and notwithstanding anything to the contrary in the Deposit Agreements, the Company shall:

(i)

provide all information required by the Depositary from the Company, in form reasonably satisfactory to the Depositary, in connection with the deposit of Ordinary Shares into the ADS Program, including, without limitation, as applicable to the Depositary, (i) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a direct registration American depositary receipts (“ADRs”) or ADRs evidencing the number of ADSs representing such deposited Ordinary Shares; (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Ordinary Shares; (c) instruments assigning to the Depositary, the custodian under the ADS Program or a nominee of either any distribution on or in respect of such deposited Ordinary Shares or indemnity therefor; and (d) proxies entitling the custodian under the ADS Program to vote such deposited Ordinary Shares.

(ii)

consider in good faith any proposals made by (i) prior to the ADS Listing, the Necessary Backstop Parties, and (ii) following the ADS Listing, a holder or group of holders of (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Ordinary Shares, to respond to changes in Chilean tax law that affect ADS or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the company operates.

(iii)

in the event that the Depositary resigns as the depositary under the ADS Program, promptly appoint a successor depositary with recognized national standing, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York;

(iv)

notify holders of ADS if, to the Company’s actual knowledge, there exist any Chilean legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of remitting abroad dividends or other payments to holders of ADS;

(v)

not instruct holders of ADS to deliver their ADS for cancellation and withdrawal of the Ordinary Shares deposited into the ADS Program, except as the Company reasonably determines is necessary to comply with applicable law;

(vi)

use best efforts to enable the Depositary to lawfully distribute all warrants or other instruments representing rights to acquire additional ADS in respect of any rights to subscribe for additional Ordinary Shares or rights of any nature available to the Depositary as a result of a distribution on Ordinary Shares deposited into the ADS Program (“Rights”), including registration of such Rights and/or the corresponding ADS with the SEC, and shall timely furnish evidence of same to the Depositary; provided that the Company shall not be obligated to make available for distribution to holders of ADS any Rights in connection with a pre-emptive rights offering to the extent the same would violate applicable law (including, without limitation, Chilean law) or the procedures of the Depositary expressly set forth in the Deposit Agreement, or to the extent that the total amount of Rights distributed to the holders of Ordinary Shares deposited into the ADS Program would, if fully exercised, result in the issuance of Ordinary Shares constituting less than 2.0% of the outstanding Ordinary Shares (excluding Ordinary Shares subject to lockup agreements);

(vii)

use best efforts to procure that holders of ADS may vote on any matter submitted to holders of Ordinary Shares, subject to the procedures of the Depositary expressly set forth in the respective Deposit Agreements and subject to compliance with applicable law (including, without limitation, Chilean law) including doing the following: (a) promptly notify the Depositary of the date of any upcoming shareholders meeting enough time in advance, determined in consultation with the Depositary, as permits the Depositary to set an appropriate record date that allows holders of ADS the opportunity to vote, and for their vote to be received by the Company, pursuant to this item (vii); (b) promptly notify the Depositary in writing of each meeting of shareholders at which the holders of

EXHIBIT D

Ordinary Shares are entitled to vote and each solicitation of consents or proxies from holders of Ordinary Shares, and shall, unless required in urgent cases as reasonably determined by the Company’s Board of Directors in good faith, with enough time in advance, determined in consultation with the Depositary, prior to the date of any such meeting or vote of holders of Ordinary Shares, that allows holders of ADS the opportunity to vote, and for their vote to be received by the Company, pursuant to this item (vii), submit to the Depositary a written request to distribute to holders of ADS a notice in order to allow holders of ADS the opportunity to vote. Such notice shall state or include, in English or English translation, (i) such information as is contained in the relevant material fact (hecho esencial) in the form filed with the CMF, (ii) that each holder of ADS on the record date set by the Depositary therefor will, subject to any applicable provisions of Chilean law or regulations, the Company’s bylaws and the provisions of or governing Ordinary Shares deposited into the ADS Program (which provisions, if any, shall have been summarized in pertinent part by the Company), be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Ordinary Shares represented by the ADS evidenced by such holder’s ADRs, (iii) the manner in which such instructions may be given, including an express indication that, such instructions may be given or, if applicable, deemed given in accordance with the Deposit Agreements, if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company, and to the extent lawful, take all such action within its powers or control to permit the Depositary to vote or cause to be voted such Ordinary Shares in accordance with such instructions, and (iv) consult with the Depositary to fix a record date as near as practicable to the corresponding record date set by the Company and, without limiting the foregoing, the Company shall not submit any matter to a vote or consent of the holders of Ordinary Shares unless the holders of ADS are given the opportunity to participate therein as aforesaid;

(viii)

notify the Depositary that substantial opposition exists with respect to any agenda item for which a discretionary proxy would be given pursuant to the terms of the Deposit Agreements in any case in which (i) any member of the Company’s Board of Directors has opposed such agenda item, (ii) the Company has received written notice in opposition to such agenda item from any shareholder or group of shareholders (or holders of ADS) that beneficially owns at least ten percent (10%) of the then-outstanding Ordinary Shares (or in the case of holders of ADS, on an Ordinary Share-equivalent basis), (iii) any shareholder or group of shareholders (or holders of ADS) that beneficially owns at least ten percent (10%) of the then-outstanding Ordinary Shares (or in the case of holders of ADS, on an Ordinary Share-equivalent basis) issues a press release opposing such agenda item or (iv) as otherwise determined by the Company’s Board of Directors; provided that in any such case where substantial opposition exists, the Company shall instruct the Depositary to distribute any available discretionary proxy votes on a pro-rata basis according to votes given by other shareholders in favor or against such agenda item, as the case may be;

(ix)

instruct the Depositary to give notice, at the Company’s expense, to the holders of ADS of any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities (as defined in the Deposit Agreements), any Share Distribution or Other Distribution (as defined, in each case, in the Deposit Agreements) not distributed to holders of ADS or any cash, securities or property available to the Depositary in respect of Deposited Securities from any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of the Company’s assets;

(x)

use best efforts to cause any distributions of cash, shares, rights, or any other distributions of securities or property to holders of Ordinary Shares of the Company to be passed through to each holder of ADS in proportion to the number of Deposited Securities represented by such holder’s ADS, subject to compliance with the procedures of the Depositary expressly set forth in the Deposit Agreement and with applicable law (including, without limitation, Chilean law);

(xi)

if a distribution to holders of Ordinary Shares of the Company is required by applicable law to be made and is not able to be passed through to holders of ADS, the Company will consult in good faith with the Depositary and the holders of ADS to determine how to allow for holders of ADS to receive economically equivalent value to the maximum extent practicable, and if is not practicable to achieve economically equivalent value, instruct the Depositary to hold the distribution as Deposited Securities; and

EXHIBIT D

(xii)

whenever the Company intends to distribute a dividend payable at the election of the holders of Ordinary Shares in cash or additional Ordinary Shares, (x) timely request of the Depositary that the elective distribution be made available to holders of ADS and (y) at the reasonable request of the Depositary where it deems necessary, furnish the Depositary with legal opinions, in form and from counsels reasonably acceptable to the Depositary, dealing with such issues requested by the Depositary.

EXHIBIT E

PRIVILEGED AND CONFIDENTIAL

Discussion draft subject to agreement among all Parties

AMENDMENT NO. 2 dated as of                 , 2022 (the “Amendment”), to the Third Amended and Restated Deposit Agreement dated as of September 21, 2017, as amended as of March 12, 2021 (as so amended, the “Deposit Agreement”), among LATAM Airlines Group S.A., incorporated under the laws of the Republic of Chile (the “Company”), JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all holders from time to time of American depositary receipts (“ADRs”) issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the ADRs, the form of which is contained as Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND AMERICAN DEPOSITARY RECEIPTS

SECTION 2.01.     All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the date hereof, refer to the Deposit Agreement as further amended by this Amendment.

SECTION 2.02.    Section 1(c) of the Deposit Agreement is amended by replacing “one Share” with “[XX] Shares”.

SECTION 2.03.    Section 1(j) of the Deposit Agreement is amended to include the following sentence at the conclusion thereof:

Deposited Securities are not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in Deposited Securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the beneficial owners of the ADSs representing such Deposited Securities.

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SECTION 2.04.    Section 1(l) of the Deposit Agreement is amended by replacing the entirety of the definition with “reserved.”

SECTION 2.05.    Section 1(q) of the Deposit Agreement is amended to read:

(q)    ”CMF” shall mean the Comisión para el Mercado Financiero and its successors.

SECTION 2.06.    All references in the Deposit Agreement to “SVS” and “former SVS (CMF)” are replaced with “CMF”.

SECTION 2.07.    The third sentence of Section 3 of the Deposit Agreement is amended to read as follows:

No Share of the Company shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that the deposit complies with the rules set forth by the Central Bank.1

SECTION 2.08.    Section 5 of the Deposit Agreement is amended to include the following sentences at the conclusion thereof:

To the extent the Depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the Holders entitled thereto, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all fees, charges and expenses related to, or arising from, the holding of such foreign currency (including, but not limited to those provided in paragraph (7) of the Form of ADR (Charges of Depositary)) shall be paid from such foreign currency thereby reducing the amount so held hereunder.

SECTION 2.09.    Section 6 of the Deposit Agreement is amended to include the following sentence at the conclusion thereof:

The Company agrees to cooperate with the Depositary and to take all actions, and to instruct and cause any registrar of the Deposited

1	NTD: To confirm with JPM Chilean counsel what evidence would need to be provided to satisfy this requirement.

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Securities to take all such actions, as may be requested by the Depositary, or are otherwise necessary or required, to effectuate the withdrawal and transfer of the Deposited Securities upon any cancellation of ADRs by Holders and/or beneficial owners of ADSs.

SECTION 2.10.    Sections 4 and 6 of the Deposit Agreement are each amended by removing the word “cable” therefrom.

SECTION 2.11.    Section 12 of the Deposit Agreement is amended to read as follows:

12.    Resignation and Removal of the Depositary; Appointment of Successor Depositary.

(a)    Resignation of the Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

(b)    Removal of the Depositary. The Depositary may at any time be removed by the Company by providing no less than 60 days’ prior written notice of such removal to the Depositary, such removal to take effect on the later of (i) the 60th day after such notice of removal is first provided and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

If upon the resignation (under Section 12(a)) or removal (under this Section 12(b)) of the Depositary a successor depositary is not timely appointed as specified in paragraph (17) of the form of ADR (Termination), the Depositary may terminate this Deposit Agreement and the ADR and the provisions of said paragraph (17) shall thereafter govern the Depositary’s obligations hereunder.

(c)    Appointment of Successor Depositary. If the Depositary resigns or is removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, only upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument

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transferring to such successor all rights and powers of such predecessor hereunder (other than its rights to indemnification and fees owing, each of which shall survive any such removal and/or resignation), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs. Any such successor depositary shall promptly mail notice of its appointment to such Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act. To the extent the Company has failed to appoint a successor to the Depositary within 45 days after the date on which the Depositary submitted its letter of resignation or was otherwise informed of its removal, during the 15 day period prior to the date on which the Depositary can act pursuant to paragraph (17) of the form of ADR (and all outstanding ADRs), any Holder may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Depositary, which appointment shall be required to occur prior to the time the Depositary would otherwise be permitted to act under said paragraph (17).

SECTION 2.12.    Section 16 of the Deposit Agreement is amended to read as follows:

16.    Notices. (a) Notice to Holders. Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the applicable ADR Register or received by such Holder. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the beneficial owners of the ADSs evidenced by the ADRs held by such other Holders. The Depositary’s only notification obligations under this Deposit Agreement and the ADRs shall be to Holders. Notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such Holder’s ADRs.

(b)     Notice to the Depositary or the Company. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or by electronic transmission to the e-mail address set forth in (i) or (ii), respectively, or at such other address or email address

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provided by the Depositary or the Company to the other, respectively, in the same manner as notices are required to be provided in this Section 16:

(i)	JPMorgan Chase Bank, N.A.

383 Madison Avenue, Floor 11

New York, New York, 10179

Attention: Depositary Receipts Group

E-mail Address: R_Global_CSM@jpmorgan.com

(ii)	LATAM Airlines Group S.A.

Av. Presidente Riesco 5711, Piso 20

Las Condes

Santiago, Chile

Attention: Chief Financial Officer

E-mail Address: [E-mail Address]

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records) to the email address set forth above, notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 2.13.    Section 18 of the Deposit Agreement is amended to include the following paragraph immediately after the first paragraph thereof:

By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners of ADSs, and interests therein, each irrevocably agree that any legal suit, action or proceeding against or involving Holders or beneficial owners of ADSs, and/or interests therein, brought by the Company or the Depositary, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

SECTION 2.14.    The legend on the face of the form of ADR, and all outstanding ADRs, is amended to read as follows:

The Holder of this ADR is advised that the rights to convert into US dollars the Chilean pesos received in connection with the Deposited Securities and remit abroad dividends and other payments is subject to reporting requirements to be submitted to the Central Bank of Chile (the “Central Bank”) pursuant to the provisions of Chapter XIV of the

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Compendium of Foreign Exchange Regulations of the Central Bank of Chile (Capítulo XIV del Compendio de Normas de Cambios Internacionales del Banco Central de Chile). Shares withdrawn from the facility may only be redeposited into the facility subject to the satisfaction of such reporting conditions.

As of the date of the most recent amendment to the Deposit Agreement there are no Chilean legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of remitting abroad dividends and other payments. Neither the Depositary nor the Company shall have any obligation to notify holders or to amend the Deposit Agreement should legal restrictions or requirements later exist.

Please note that according to the terms and provisions of Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank the purchase of Dollars in the Chilean formal foreign exchange market is governed by the rules in effect at the time of the purchase. “Formal foreign exchange market”, as used herein, is the foreign currency exchange market provided by the Central Bank of Chile where banks and other financial institutions authorized by the Central Bank of Chile must purchase and sell foreign currencies. There is no certainty, however, that the rules then in effect will be those on the date hereof or similar thereto.

Further, access to the formal currency market may not be automatic in the future and may require the approval of the Central Bank of Chile.

SECTION 2.15.     The second paragraph of Paragraph (2) of the form of ADR, and each outstanding ADR, is amended by deleting “, pursuant to the Foreign Investment Contract so long as the same is in effect,” therefrom.

SECTION 2.16.    The fourth sentence of Paragraph (3) of the form of ADR, and all outstanding ADRs, is replaced with the following:

Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register (and any portion thereof) at any time or from time to time when deemed expedient by it. Additionally, at the reasonable request of the Company, the Depositary may close the issuance book portion of the ADR Register in order to enable the

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Company to comply with applicable law or regulations binding upon the Company, provided further, that the Depositary shall have no liability and shall be indemnified by the Company in such event.

SECTION 2.17.    Paragraph 5(a) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(a) If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held this ADR or any ADSs evidenced hereby, the Holder and all beneficial owners hereof and thereof, and all prior Holders and beneficial owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge. Each Holder of this ADR and beneficial owner of the ADSs evidenced hereby, and each prior Holder and beneficial owner hereof and thereof (collectively, the “Tax Indemnitors”), by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the Depositary shall have the right to seek payment of amounts owing with respect to this ADR under this paragraph (5) from any one or more Tax Indemnitor(s) as determined by the Depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). The Depositary may refuse to effect any registration, registration of transfer, split up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from the ADR Register maintained by it in its capacity as depositary hereunder as the Company

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may reasonably request to enable the Company to file any necessary reports with governmental authorities or agencies that are required in order to enable Holders to benefit from any applicable tax withholding treaties. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Tax Indemnitor agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the Deposit Agreement. In all instances where the Deposit Agreement or an ADR refers to a “public sale” or “private sale” (or words of similar import), (i) the Depositary shall not endeavor to effect any such public or private sale unless the securities to be sold are listed and publicly traded on a stock exchange and (ii) to the extent not so listed and publicly traded, the Depositary shall not conduct any auction, bidding or other sales process with respect thereto and, in lieu thereof, shall act in accordance with the termination provisions hereof. Furthermore, in the event the Depositary endeavors to make a public sale of Shares or other securities, such securities may be sold in a block sale/single lot transaction.

SECTION 2.18.    Subsection (v) of the third sentence of Paragraph (7) of the form of ADR, and each outstanding ADR, is amended to read as follows:

(v)

an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and charges and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or

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dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions).

SECTION 2.19.    The fourth sentence of Paragraph (7) of the form of ADR, and each outstanding ADR, is amended to read as follows:

The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except: (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares); (ii) a transaction fee per cancellation request (including through SWIFT, telex and facsimile transmission) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or Holders); and (iii) transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities).

SECTION 2.20.    Paragraph 10(a) of the form of ADR, and each outstanding ADR, is amended to include the following at the conclusion thereof:

To the extent any of the deposited Shares is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders issued in respect of such Shares. To the extent the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly. To the extent the Depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. Dollars and distribute such U.S. Dollars to some or all Holders, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

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SECTION 2.21.    The last sentence of Paragraph (10) of the form of ADR, and each outstanding ADR, is amended to read as follows:

All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

SECTION 2.22.    The second paragraph of Paragraph (12) of the form of ADR, and each outstanding ADR, is amended to include the following at the conclusion thereof:

To the extent Holders are deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company with respect to any Deposited Securities and such discretionary proxy has been provided to a person designated by the Board of Directors of the Company, the Company shall report the existence thereof at the relevant shareholder meeting.

SECTION 2.23.    The first sentence of Paragraph (14) of the form of ADR, and each outstanding ADR, is amended to read as follows:

The Depositary, the Company, their agents and each of them shall: (a) incur no liability to Holders or beneficial owners of ADSs (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Republic of Chile or any other country or jurisdiction, or of any governmental or regulatory authority (including any action by the Central Bank under the Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank or otherwise) or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) in the case of the Depositary and its agents, by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) in

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the case of the Depositary and its agents, assume no liability to Holders or beneficial owners of ADSs except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; (e) not be liable to Holders or beneficial owners of ADSs for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information; and (f) in the case of the Depositary and its agents, assume no liability to Holders or beneficial owners of ADS on account of any failure on the part of the Company to fulfill its obligations under the Deposit Agreement or this ADR.

SECTION 2.24.    Paragraph (14) of the form of ADR, and each outstanding ADR, is amended by inserting the following immediately after the ninth sentence thereof:

The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, in each case as is referred to or contemplated in the Deposit Agreement or the Form of ADR, in accordance with the Depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable. The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it.

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SECTION 2.25.    The first sentence of paragraph (16) of the form of ADR, and each outstanding ADR, is amended to read as follows:

Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees, charges or expenses on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including through SWIFT, telex or facsimile transmission), applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.

SECTION 2.26.    Paragraph (17) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination , provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 45 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 60th day after the Company’s notice of removal was first provided to the Depositary. Notwithstanding anything to the contrary herein, the Depositary may terminate the Deposit Agreement (a) without notice to the Company, but subject to giving thirty (30) days’ notice to the Holders of the Termination Date, under the following circumstances: (i) in the event of the Company’s bankruptcy or insolvency, (ii) if the Shares cease to be listed on an internationally recognized stock exchange, (iii) if the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities, and (b) immediately without prior notice to the Company, any Holder or Beneficial Owner or any other person if required by any law, rule or regulation relating to sanctions by any governmental authority or body, or if the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or if otherwise required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion. After the

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Termination Date, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in the next two paragraphs, in each case subject to payment to the Depositary of the fees and expenses provided in paragraph (7) of this Form of ADR (Charges of Depositary).

After the Termination Date, the Depositary shall endeavor, for a period of thirty (30) days following the Termination Date, to publicly or privately sell (as long as it may lawfully do so) the Deposited Securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale, to the extent legally permissible, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale less any amounts owing to the Depositary (including cancellation fees), together with any other cash then held by it under the Deposit Agreement, without interest, in trust for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall (i) cancel all outstanding ADRs and (ii) be discharged from all obligations in respect of the Deposit Agreement and this ADR after making such sale, except to account for such net proceeds and other cash.

Alternatively, after the Termination Date, to the extent that the Deposited Securities are not listed and publicly traded on a stock exchange, or to the extent the Depositary is unable to effect such sale under the preceding paragraph, the Depositary shall (A) cancel this ADR and all other outstanding ADRs, (B) instruct its Custodian to deliver all Deposited Securities to the Company along with a general stock power and instruments of transfer covering such Deposited Securities, and (C) provide the Company with a copy of the ADR Register as revised to reflect those owners of ADRs then known to the Depositary (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the revised ADR Register, the Company shall immediately deliver to each person reflected on such revised Register appropriate documentation evidencing the transfer to such person of the Shares previously represented by the ADRs. Upon the Depositary’s compliance with the provisions of this paragraph, the Depositary and its agents shall cease to have any obligations under the Deposit Agreement and/or the ADRs.

After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations (a) to the Depositary and its agents and (b) under the preceding paragraph.

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SECTION 2.27.    Paragraph (18) of the form of ADR, and all outstanding ADRs, is amended by removing the “and” immediately prior to (b) therein and inserting the following immediately prior to the period ending said paragraph (18):

and (c) acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, beneficial owners of ADSs, or interests therein, and/or their respective affiliates, (iii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, beneficial owners of ADSs, or interests therein, and/or the affiliates of any of them, (iv) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or beneficial owners of ADSs, or interests therein, and/or their respective affiliates may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vii) notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and this ADR, to constitute notice to any and all beneficial owners of the ADSs evidenced by such Holder’s ADRs. For all purposes under the Deposit Agreement and this ADR, the Holder hereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by this ADR.

SECTION 2.28.    The form of ADR, reflecting the amendments set forth in this Article II and a clarification change, and all outstanding ADRs, are amended and restated to read as set forth in Exhibit A hereto.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of Chile, nor does any stamp or similar tax or governmental charge need to be paid in the Republic of Chile on or in respect of such agreements.

ARTICLE IV

MISCELLANEOUS

Other than as set forth herein, nothing in this Amendment shall affect any of the respective rights and obligations of any of the parties hereto under the Deposit Agreement. By executing this Amendment, the parties hereto ratify and confirm the terms of the Deposit Agreement, as modified by the terms of this Amendment. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 15 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. If there shall be any conflict in the terms and conditions of the Deposit Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding. This Amendment will be construed, regulated and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The provisions of Section 20 of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto.

If any court of competent jurisdiction holds any provision of this Amendment invalid or unenforceable, the other provisions of the Deposit Agreement as amended hereby will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Amendment, together with the Deposit Agreement as amended hereby, contains the entire agreement of the parties with respect to its subject matter and

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supersedes all existing and all other communications (oral, written or in any other form) between the parties hereto concerning this subject matter. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, LATAM AIRLINES GROUP S.A. and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 2 to the Third Amended and Restated Deposit Agreement as of the day and year first above set forth and all holders of American Depositary Receipts shall become parties hereto.

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

17

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

No. of ADSs:

Number

Each ADS represents
Shares

CUSIP:

The Holder of this ADR is advised that the rights to convert into US dollars the Chilean pesos received in connection with the Deposited Securities and remit abroad dividends and other payments is subject to reporting requirements to be submitted to the Central Bank of Chile (the “Central Bank”) pursuant to the provisions of Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank of Chile (Capítulo XIV del Compendio de Normas de Cambios Internacionales del Banco Central de Chile). Shares withdrawn from the facility may only be redeposited into the facility subject to the satisfaction of such reporting conditions.

As of the date of the most recent amendment to the Deposit Agreement there are no Chilean legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of remitting abroad dividends and other payments. Neither the Depositary nor the Company shall have any obligation to notify holders or to amend the Deposit Agreement should legal restrictions or requirements later exist.

Please note that according to the terms and provisions of Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank the purchase of Dollars in the Chilean formal foreign exchange market is governed by the rules in effect at the time of the purchase. “Formal foreign exchange market”, as used herein, is the foreign currency exchange market provided by the Central Bank of Chile where banks and other financial institutions authorized by the Central Bank of Chile must purchase and sell foreign currencies. There is no certainty, however, that the rules then in effect will be those on the date hereof or similar thereto.

Further, access to the formal currency market may not be automatic in the future and may require the approval of the Central Bank of Chile.

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

LATAM AIRLINES GROUP S.A.

(Incorporated under the laws of the Republic of Chile)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the “Depositary”), hereby certifies that                  is the registered owner (a “Holder”) of                  American Depositary Shares (“ADSs”), each (subject to paragraph (13)) representing          ordinary shares (including the rights to receive Shares described in paragraph (1), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of LATAM Airlines Group S.A., a corporation organized under the laws of the Republic of Chile (the “Company”), deposited under the Third Amended and Restated Deposit Agreement dated as of September 21, 2017 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

(1) Issuance of ADSs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to the other provisions hereof, the Depositary may so issue ADRs for delivery at the Transfer Office (as hereinafter defined) only against deposit of: (a) Shares in a form satisfactory to the Custodian; or (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions.

Every person depositing Shares under the Deposit Agreement represents and warrants that (a) each of such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 (“Restricted Securities”) unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an “affiliate” of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian’s office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

Simultaneously with the delivery of Deposited Securities to the Holder or its designee, to the extent applicable, the Custodian will issue or cause to be issued to the Holder or such designee a certificate which states that the Deposited Securities have been transferred to the Holder or its designee by the Depositary and that the Depositary waives in favor of the Holder or its designee the right of access to the formal foreign exchange market relating to such withdrawn Deposited Securities.

For purposes of tax rulings dated January 29, 1990 and October 1, 1999 issued by the Chilean Servicio de Impuestos Internos regarding certain tax matters relating to American depositary shares and American depositary receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by a Holder upon surrender of the corresponding ADSs shall be the highest reported sales price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Holder is recorded on the books of the Company’s share registrar. In the event that the Shares or other

Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Company’s share registrar, such value shall be deemed to be the highest sales price reported on the last day on which such sales price was reported; provided, however, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased (or decreased) by the percentage increase (or decrease) over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile. Notwithstanding the foregoing, in the event that the exchanged Shares are sold by the Holder on a Chilean stock exchange on the same day on which the transfer is recorded on the books of the Company’s share registrar or within two Chilean business days prior to the date on which the sale is recorded on those books, the acquisition price of such exchanged Shares shall be the price registered in the invoice issued by the stockbroker that participated in the sale transaction.

(3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (a) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of an ADR, unless such holder is the Holder thereof. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register (and any portion thereof) at any time or from time to time when deemed expedient by it. Additionally, at the reasonable request of the Company, the Depositary may close the issuance book portion of the ADR Register in order to enable the Company to comply with applicable law or regulations binding upon the Company, provided further, that the Depositary shall have no liability and shall be indemnified by the Company in such event. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities, or any applicable laws and the rules of the DCV and the terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

(5) Taxes. (a) If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held this ADR or any ADSs evidenced hereby, the Holder and all beneficial owners hereof and thereof, and all prior Holders and beneficial owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge. Each Holder of this ADR and beneficial owner of the ADSs evidenced hereby, and each prior Holder and beneficial owner hereof and thereof (collectively, the “Tax Indemnitors”), by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the Depositary shall have the right to seek payment of amounts owing with respect to this ADR under this paragraph (5) from any one or more Tax Indemnitor(s) as determined by the Depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). The Depositary may refuse to effect any registration, registration of transfer, split up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from the ADR Register maintained by it in its capacity as depositary hereunder as the Company may reasonably request to enable the Company to file any necessary reports with governmental authorities or agencies that are required in order to enable Holders to benefit from any applicable tax withholding treaties. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Tax Indemnitor agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the Deposit Agreement. In all instances where the Deposit Agreement or an ADR refers to a “public sale” or “private sale” (or words of similar import), (i) the Depositary shall not endeavor to effect any such public or private sale unless the securities to be sold are listed and publicly traded on a stock exchange and (ii) to the extent not so listed and publicly traded, the Depositary shall not conduct any auction, bidding or other sales process with respect thereto and, in lieu thereof, shall act in accordance with the termination provisions hereof. Furthermore, in the event the Depositary endeavors to make a public sale of Shares or other securities, such securities may be sold in a block sale/single lot transaction.

(b)    In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is known by the Company at the time any distribution is made in respect of such Deposited Securities, the Company shall (i) withhold, and pay over to the appropriate governmental authority, such definitive amount, or (ii) instruct the Depositary (with a copy to the Custodian) as to such withholding, including such known definitive amount, and the Depositary shall cause the Custodian to withhold, and pay over to such governmental authority, such definitive amount.

(c)    In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is not known by the Company at the time any distribution is made in respect of such Deposited Securities (e.g., in the event of a provisional withholding tax), the Company shall (i) calculate (A) the maximum amount of taxes or other governmental charges that may be payable in respect of such distribution (the “Maximum Tax Amount”), and (B) the amount of the tax or other governmental charge that is then known and required to be paid in respect of such distribution (the “Provisional Tax Amount”), and (ii) either (A) withhold from such distribution the Maximum Tax Amount, or (ii) instruct the Depositary (with a copy to the Custodian) as to such withholding, including the calculated Maximum Tax Amount and Provisional Tax Amount, and the Depositary shall cause the Custodian to withhold from such distribution the Maximum Tax Amount. Notwithstanding anything herein to the contrary, if the Company fails to specify the Maximum Tax Amount in its instruction to the Depositary pursuant to the preceding sentence, the Depositary may calculate the Maximum Tax Amount in consultation with Chilean counsel and cause the Custodian to withhold the Maximum Tax Amount so calculated. After withholding the Maximum Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (x) pay over to the appropriate governmental authority the Provisional Tax Amount and (y) hold in escrow in a non-interest bearing account the remaining portion of the Maximum Tax Amount not paid over to the governmental authorities (the “Escrow Amount”) pending final determination by the Company of the definitive amount of the taxes or other governmental charges that are payable in respect of that distribution (the “Final Tax Amount”).

(d)    If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, additional taxes or governmental charges are payable (including, without limitation, any interest and penalties that may be levied) in respect of such distribution in excess of the Provisional Tax Payment (such excess, the “Additional Tax Amount”), the Company shall, as applicable, (i) remit from the Escrow Amount (A) to the applicable tax authorities the Additional Tax Amount, and (B) to the Custodian, for distribution to the Holders as of the applicable ADS record date for that distribution, the balance of the Escrow Amount, if any, or (ii) inform the Depositary (with a copy to the Custodian) of the Additional Tax Amount and the Depositary shall cause the Custodian to remit from the Escrow Amount (A) to the applicable tax authorities, the Additional Tax Amount, and (B) to the Holders as of

the applicable ADS record date for that distribution, the balance of the Escrow Amount, if any. Any distribution of the Escrow Amount to Holders pursuant to the preceding sentence shall be made in accordance with the terms, and subject to the conditions, of the Deposit Agreement.

(e)    If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, the Provisional Tax Amount exceeds the Final Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (i) use reasonable efforts to reclaim from the applicable tax authorities the excess of the Provisional Tax Payment over the Final Tax Amount, and (ii) remit the amount of such excess and the balance of the Escrow Amount (if any) to (A) the Depositary for distribution the Holders as of the applicable ADS record date for that distribution (if the Escrow Amount is being held by the Custodian), or (B) the Custodian for remittance to the Depositary for distribution to such ADS Holders as of the applicable ADS record date (if the Escrow Amount is being held by the Company), in each case, in accordance with the terms, and subject to the conditions, of the Deposit Agreement.

(f)    If, upon the final determination of the Final Tax Amount in respect of a distribution, the Final Tax Amount exceeds the Maximum Tax Amount, the amount of such tax deficiency shall be payable by the Holders and beneficial owners of ADSs (as of the applicable ADS record date for that distribution) to the Depositary for payment of the applicable tax deficiency. The Depositary may refuse to effect any transfer of ADSs, or split-up or combination of any ADR(s) or any withdrawal of Deposited Securities represented by ADSs until such payment is made, and may withhold any dividends or other distributions, and may sell for the account of the Holders and beneficial owners of ADSs any part or all of the Deposited Securities represented by ADSs, and may apply such dividends or other distributions and the proceeds of any such sale in payment of the balance of such tax or other governmental charge that is due, the Holders and beneficial owners of ADSs remaining liable for any deficiency.

(g)    The Depositary shall cause the Custodian to take all actions required or necessary in order for the Depositary to fulfill its obligations under this paragraph (5). No interest shall be payable in respect of any amounts held by the Company, the Depositary or the Custodian under the terms of this paragraph (5). None of the Company, the Depositary or the Custodian shall incur any liability in respect of any funds payable, held or remitted pursuant to this paragraph (5) for losses that may be incurred as a result of currency fluctuations.

(h)    The Company will notify the Depositary as soon as a change in any applicable tax law or regulation applicable to Shares, Share ownership, or Deposited Securities is in place in the Republic of Chile.

(6) Disclosure of Interests; Compliance with Provisions of Chilean Law. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Depositary agrees to forward, upon the request and at the expenses of the Company, such reasonable Company instructions to the Holders, and at the Company’s expense, to promptly forward to the Company any responses thereto received by the Depositary. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

Pursuant to Circular Letter N° 1.375 of the CMF dated February 12, 1998, as amended, Holders are deemed, for certain purposes of Chilean law, to be treated as holders of Deposited Securities. Accordingly, Holders shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile and applicable CMF regulations. Article 12 requires, among other things, that Holders and beneficial owners of ADSs who directly or indirectly own 10% or more of the total share capital of the Company (or who may attain such percentage ownership through an acquisition of shares), or the directors, liquidators, principal executives or managers of such Holders or beneficial owners of ADSs, must report to the CMF and the stock exchanges in Chile on which the Shares are listed:

(a)    any direct or indirect acquisition or sale of ADRs; and

(b)    any direct or indirect acquisition or sale of any contract or security whose price or results depend on or are conditioned in whole or in part on the price of the Company’s shares.

The information must be provided not later than the day following the effectiveness of the acquisition or sale.

Article 54 requires, among other things, that any Holder or beneficial owner of ADSs intending to acquire control, directly or indirectly (as defined in Title XV of Law 18,045) of the Company (a) send a written notice of such intention to the Company, to the Company’s controllers, to companies controlled by the Company, to the CMF and to the stock exchanges in Chile on which the Shares are listed, and, (b) publish a notice of such intention in two newspapers in Chile and on the Company’s website. Such written communications and publications must be made at least ten business days prior to the date of intended acquisition of control or as soon as negotiations pursuing control have been formalized or confidential documentation of the Company has been provided. Within two business days following the acquisition of control, the Holder must publish a notice in the same newspapers in which the intention of control was published and send written communications to the same entities listed in clause (a) above.

(7) Charges of Depositary.2 The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and charges and expenses incurred on behalf of Holders in connection with compliance with foreign

2	Under discussion.

exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions). The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except: (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares); (ii) a transaction fee per cancellation request (including through SWIFT, telex and facsimile transmission) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or Holders); and (iii) transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities). The above-referenced charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX

Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners of ADSs each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”). Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The Depositary’s office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

[FORM OF REVERSE OF ADR]

(10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent any of the deposited Shares is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders issued in respect of such Shares. To the extent the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly. To the extent the Depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. Dollars and distribute such U.S. Dollars to some or all Holders, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) hereof. Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

(11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(12) Voting of Deposited Securities. Subject to the next sentence, as soon as practicable after receipt from the Company of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS record date in accordance with paragraph (11) above in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company’s expense and provided no legal prohibitions exist, distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will, subject to any applicable provisions of Chilean law or regulations, the Estatutos and the provisions of or governing Deposited Securities (which provisions, if any, shall have been summarized in pertinent part by the Company), be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs and (c) the manner in which such instructions may be given, including an express indication that, such instructions may be given or, if applicable, deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon actual receipt by the ADR department of the Depositary of instructions of a Holder on such record date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs in accordance with such instructions.

To the extent the Depositary has been provided with at least 45 days’ notice of the proposed meeting, if such instructions are not so timely received by the Depositary from any Holder, such Holder shall be deemed, and the Depositary is instructed to deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts as to which such instructions are so given, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (a) if the Company informs the Depositary in writing (and the Company agrees to provide the Depositary with such information promptly in writing) that (i) it does not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of Shares and (b) unless, with respect to such meeting, the Depositary has been provided with an opinion of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (a) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the Republic of Chile, (b) the granting of such proxy will not result in a violation of Chilean law, rule, regulation or permit, (c) the voting arrangement and deemed instruction as contemplated herein will be given effect under Chilean law, rules and regulations, and (d) the granting of such discretionary proxy will not under any circumstances result in the Shares represented by the ADSs being treated as assets of the Depositary under Chilean law, rules or regulations. If after the date such opinion is delivered to the Depositary and prior to the meeting date the Company is advised by counsel that there has occurred a change in Chilean law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Holders shall thereafter not be deemed to have given any such instruction. The Company agrees to direct its counsel to inform it of any such changes in Chilean law. To the extent Holders are deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company with respect to any Deposited Securities and such discretionary proxy has been provided to a person designated by the Board of Directors of the Company, the Company shall report the existence thereof at the relevant shareholder meeting.

The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company’s expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

(14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability to Holders or beneficial owners of ADSs (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Republic of Chile or any other country or jurisdiction, or of any governmental or regulatory authority (including any action by the Central Bank under the Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank or otherwise) or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) in the case of the Depositary and its agents, by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) in the case of the Depositary and its agents, assume no liability to Holders or beneficial owners of ADSs except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; (e) not be liable to Holders or beneficial owners of ADSs for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information; and (f) in the case of the Depositary and its agents, assume no liability to Holders or beneficial owners of ADS on account of any failure on the part of the Company to fulfill its obligations under the Deposit Agreement or this ADR. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs), subject to the penultimate sentence of this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that (A) the Custodian has been determined by a final non-appealable judgment of a court of competent jurisdiction to have (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located and (B) the Company or the Holders have incurred direct damages as a result of such act or omission to act on the part of the Custodian. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any ADSs about the requirements of Chilean law, rules or regulations or any changes therein or thereto. Any summary of Chilean laws and regulations and of the terms of the Company’s Estatutos set forth in the Deposit Agreement (including the ADRs) have been provided by the Company solely for the convenience of Holders. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, in each case as is referred to or contemplated in the Deposit Agreement or the Form of ADR, in accordance with the Depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable. The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or beneficial owner’s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the ADRs or ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary. By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs or the transactions contemplated herein, therein or hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances. Neither the Depositary nor any of its agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by no less than 60 days prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees, charges or expenses on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including through SWIFT, telex or facsimile transmission), applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).

(17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination, provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 45 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 60th day after the Company’s notice of removal was first provided to the Depositary. Notwithstanding anything to the contrary herein, the Depositary may terminate the Deposit Agreement (a) without notice to the Company, but subject to giving thirty (30) days’ notice to the Holders of the Termination Date, under the following circumstances: (i) in the event of the Company’s bankruptcy or insolvency, (ii) if the Shares cease to be listed on an internationally recognized stock exchange, (iii) if the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities, and (b) immediately without prior notice to the Company, any Holder or Beneficial Owner or any other person if required by any law, rule or regulation relating to sanctions by any governmental authority or body, or if the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or if otherwise required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion. After the Termination Date, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in the next two paragraphs, in each case subject to payment to the Depositary of the fees and expenses provided in paragraph (7) of this Form of ADR (Charges of Depositary).

After the Termination Date, the Depositary shall endeavor, for a period of thirty (30) days following the Termination Date, to publicly or privately sell (as long as it may lawfully do so) the Deposited Securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale, to the extent legally permissible, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale less any amounts owing to the Depositary (including cancellation fees), together with any other cash then held by it under the Deposit Agreement, without interest, in trust for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall (i) cancel all outstanding ADRs and (ii) be discharged from all obligations in respect of the Deposit Agreement and this ADR after making such sale, except to account for such net proceeds and other cash.

Alternatively, after the Termination Date, to the extent that the Deposited Securities are not listed and publicly traded on a stock exchange, or to the extent the Depositary is unable to effect such sale under the preceding paragraph, the Depositary shall (A) cancel this ADR and all other outstanding ADRs, (B) instruct its Custodian to deliver all Deposited Securities to the Company along with a general stock power and instruments of transfer covering such Deposited Securities, and (C) provide the Company with a copy of the ADR Register as revised to reflect those owners of ADRs then known to the Depositary (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the revised ADR Register, the Company shall immediately deliver to each person reflected on such revised Register appropriate documentation evidencing the transfer to such person of the Shares previously represented by the ADRs. Upon the Depositary’s compliance with the provisions of this paragraph, the Depositary and its agents shall cease to have any obligations under the Deposit Agreement and/or the ADRs.

After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations (a) to the Depositary and its agents and (b) under the preceding paragraph.

(18) Appointment. Each Holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(19) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(20) Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 14 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.